UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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APOLLO EDUCATION GROUP, INC.
(Name of Registrant as Specified In Charter)
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ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS
To the holders of Class A Common Stock and Class B Common Stock of Apollo Education Group:
NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Education Group, Inc. (the “Company”), an Arizona corporation, will be held on January 8, 2014 at 5:00 P.M., local time, by telephone, and the Annual Meeting of holders of Class A Common Stock (the “Class A Shareholders”) of the Company will be held on January 21, 2014 at 1:00 P.M., local time, in Rooms 101 and 102 on the first floor of the Company’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 (together, the “Annual Meetings”) and such meetings are to be held for the following purposes:

•	For the Class B Shareholders:

•	To elect the Directors of the Company to serve for a one-year term, each until his or her successor is duly elected.

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014.

•	For the Class A Shareholders:

•	To receive the results of the Annual Meeting of the Class B Shareholders.

•	To raise questions with the Company.
Only Class B Shareholders of record at the close of business on December 13, 2013 are entitled to notice of, and to attend and vote at, the Annual Meeting of Class B Shareholders or any adjournment or postponement thereof, and only Class A Shareholders of record at the close of business on December 13, 2013 are invited to attend the Annual Meeting of Class A Shareholders and any adjournment or postponement thereof.

Sincerely,

Brian L. Swartz
Senior Vice President and
Chief Financial Officer

Phoenix, Arizona
December 27, 2013

We are not asking you for a proxy and you are requested not to send us a proxy.

INFORMATION STATEMENT
ANNUAL MEETINGS OF CLASS A SHAREHOLDERS AND CLASS B SHAREHOLDERS
OF
APOLLO EDUCATION GROUP, INC.
To be held on January 21, 2014 and January 8, 2014, respectively.
 _____________________________________________
QUESTIONS AND ANSWERS REGARDING THE INFORMATION
STATEMENT, ANNUAL REPORT AND ANNUAL MEETINGS
Why am I receiving these materials?
The Board of Directors of Apollo Education Group, Inc. (“Apollo Education Group,” the “Company,” “we,” “our” or “us”) is providing this information statement to you in connection with Apollo Education Group’s Annual Meeting of Class B Shareholders to be held on January 8, 2014 at 5:00 P.M., local time, and Annual Meeting of Class A Shareholders to be held on January 21, 2014 at 1:00 P.M., local time (together, the “Annual Meetings”). As a shareholder of record, you are invited to attend the Annual Meeting for which you own shares, which, for Class A Shareholders, will be held in Rooms 101-102 in our offices at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 and, for Class B Shareholders, will be held by telephone. The purposes of the Annual Meetings are set forth in the accompanying Notice of Annual Meetings of Class A Shareholders and Class B Shareholders and this Information Statement.
Our principal executive offices are located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, and our telephone number is (480) 966-5394.
Internet Availability of Information Statement Materials
We are furnishing information statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials by mail, you will not receive a printed copy of the information statement materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the information statement materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our information statement materials, please follow the instructions included in the Notice of Internet Availability.
We anticipate that the Notice of Internet Availability will be mailed to shareholders on or about December 27, 2013.
Am I entitled to vote at the Annual Meeting?
You may vote if our records showed that you owned shares of Apollo Education Group Class B Common Stock as of December 13, 2013 (the “Record Date”). Each share of Class B Common Stock is entitled to one vote, and directors are elected by a plurality of the votes cast by the holders of outstanding Class B Common Stock at a meeting at which a quorum is present at the time of such vote, with such holders entitled to cumulative voting. Class A Common Stock is not voting stock. At the close of business on the Record Date, we had a total of 112,364,534 shares of Class A Common Stock issued and outstanding, 475,149 shares of Class B Common Stock issued and outstanding, and no shares of Preferred Stock outstanding.
Is this a Proxy Statement?
No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES
Board Leadership Structure
Dr. John G. Sperling, the Company’s founder and controlling shareholder, retired as Executive Chairman of the Board of Directors and as a director, and Peter Sperling was appointed by the Board to serve as the Chairman of the Board, effective December 31, 2012. Our Chief Executive Officer, Gregory W. Cappelli, also serves as a member of our Board of Directors. We believe that this Board leadership structure is appropriate because Mr. Sperling, as the holder of a significant amount of our nonvoting Class A Common Stock and one of two holders of our voting Class B Common Stock, is uniquely well-positioned to represent the interests of stockholders. The separation of the positions of Chairman of the Board and Chief Executive Officer promotes accountability in the management of the Company. The duties of the Chairman of the Board include:

•	Presiding over all meetings of the Board;

•	Preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of the Board;

•	Presiding over meetings of Shareholders, where appropriate; and

•	Such other duties as may be assigned by the Board from time to time.
Apollo Education Group is a controlled company, for purposes of the NASDAQ Listing Rules. As such, we are not required to have a board composed of a majority of independent directors. Despite this, a majority of our directors are independent and each member of our standing committees is independent.
In addition, the Board has a Lead Independent Director, who presides over regular meetings of the independent directors. The authority and responsibilities of the Lead Independent Director are detailed in a Board-approved Charter pursuant to which the Lead Independent Director has the following specific responsibilities, among others:

•	Advising senior management as to the information, agenda and meeting schedules for the Board of Directors and Board Committee meetings;

•
Advising senior management as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to perform their duties effectively;

•	Recommending to senior management the retention of advisers and consultants who report directly to the Board of Directors;

•
Assisting the Board of Directors, the Board’s Nominating and Governance Committee and the officers of the company in ensuring compliance with and implementation of significant corporate governance standards;

•	Developing agendas for and serving as Chairman of meetings of the Board’s independent directors;

•	Serving as principal liaison between the independent directors and senior management on strategy, policy and other matters;

•	Recommending to the Nominating and Governance Committee and to the Chairman the membership of the various Board Committees, as well as the selection of Committee chairmen; and

•	Chairing meetings of the Board of Directors when the Chairman and Vice Chairman are not present.
The Charter of the Lead Independent Director is available via our website at http://www.apollo.edu/investor-relations/governance.
The Board believes that the foregoing leadership structure provides an appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.
Board Risk Oversight
The entire Board of Directors considers enterprise-level risks facing Apollo Education Group. In connection with this, the Board is informed of developments that could affect our risk profile or other aspects of our business. Strategic risk, which relates to our ability to properly define and achieve our high-level goals and mission, operating risk, which relates to the effective and efficient use of resources and pursuit of opportunities, and regulatory risk, which relates to our compliance with federal, state and foreign regulation of educational institutions are monitored by the full Board through the Board’s approval and periodic review of our annual operating plan. At each of the Board’s regularly scheduled meetings throughout the year, management presents an update on the Company’s performance.
In addition, the Audit Committee of the Board of Directors discusses with senior management the guidelines and policies governing the process by which management assesses and manages major financial risks, and the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.
While the Board oversees our risk management processes in connection with its approval and review of our annual operating plan, management is responsible for identifying and managing risk. We believe this division of responsibility is an appropriate approach for addressing the risks we face and believe that our Board leadership structure is consistent with this approach.

Director Independence
The Board of Directors consists of a majority of independent directors, as independence is determined in accordance with Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that the following incumbent directors are independent under this standard:

•	Matthew Carter, Jr.

•	Richard H. Dozer

•	Dr. Roy A. Herberger, Jr.

•	Dr. Ann Kirschner

•	Robert S. Murley

•	Manuel F. (“Manny”) Rivelo

•	Allen R. Weiss
The independent directors met six times during fiscal year 2013. The Lead Independent Director coordinates the activities of the other independent directors. The specific responsibilities of the Lead Independent Director are set forth in the Lead Independent Director charter, available on our website at http://www.apollo.edu/investor-relations/governance.
Board Committees
The Board of Directors has five principal committees, with the following members, as of December 13, 2013:

(1)	an Audit Committee composed of Robert S. Murley (Chair), Matthew Carter, Jr., Richard H. Dozer, Allen R. Weiss and Manuel F. Rivelo;

(2)	a Compensation Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dr. Ann Kirschner and Manuel F. Rivelo;

(3)	a Nominating and Governance Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dr. Ann Kirschner and Robert S. Murley;

(4)	a Special Litigation Committee composed of Robert S. Murley (Chair), Manuel F. Rivelo, and an additional member who is not an employee or director of the Company; and

(5)	a Finance Committee composed of Robert S. Murley (Chair), Matthew Carter, Jr., Richard H. Dozer, and Allen R. Weiss.
K. Sue Redman served as chair of the Audit Committee and as a member of the Finance Committee during fiscal year 2013 until January 8, 2013, when her term expired at the 2013 Annual Meeting of holders of our Class B Common Stock. Margaret Spellings served as a member of the Compensation Committee during fiscal year 2013 until she resigned effective August 31, 2013. George A. Zimmer served as a member of the Nominating and Governance Committee during fiscal year 2013 until he resigned effective March 21, 2013.
Each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee meets regularly. The Special Litigation Committee and Finance Committee meet on an ad hoc basis. The Audit, Compensation, Nominating and Governance and Finance Committees and Lead Independent Director each have a written charter approved by the Board of Directors, all of which are available on our website at http://www.apollo.edu/investor-relations/governance.
At each regularly scheduled Board of Directors meeting, a member of each Committee reports the matters addressed by the Committee. The Board of Directors and each Committee, as applicable, regularly reviews the Committee charters. The charters provide that each member must be independent as such term is defined by the NASDAQ Listing Rules.
Audit Committee
The Company has a standing Audit Committee which complies with the standards of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for reviewing the Company’s quarterly and annual financial statements and related press releases and filings with the SEC and discussing such items with management and the Company’s independent registered public accounting firm prior to issuance and filing with the SEC. The Committee reviews and discusses with management and the independent registered public accounting firm the adequacy of the Company’s internal controls and procedures. The Committee has sole authority to appoint, determine funding for and oversee the work of the Company’s independent registered public accounting firm. The Committee also reviews on an ongoing basis and at least annually all reportable transactions with the Company in which directors, executive officers and their immediate family members have an interest. See “Certain Relationships and Transactions with Related Persons”, below. The Audit Committee held eight meetings during fiscal year 2013. The Board of Directors has determined that Richard H. Dozer, Robert S. Murley and Allen R. Weiss are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K. Each of the members of this committee is an “independent director” and satisfies the standards for a member of an audit committee in accordance with the NASDAQ Listing Rules. The Audit Committee charter is available on the Company’s website at http://www.apollo.edu/investor-relations/governance.

Compensation Committee
The Compensation Committee of our Board of Directors, which met 13 times during fiscal year 2013, determines all aspects of compensation of our executive officers. Each of the members of this committee is an “independent director” as defined in the NASDAQ Listing Rules and an “outside director” as defined in Internal Revenue Code Section 162(m) (“Code Section 162(m)”). The Compensation Committee has overall responsibility for approving and evaluating the compensation plans and programs for our executive officers. Accordingly, the Compensation Committee establishes the overall compensation philosophy governing executive officer compensation, reviews and approves compensation arrangements for our executive officers and uses the services of an independent consultant to benchmark that compensation against a comparator group that it reviews and revises periodically. The Compensation Committee also administers both our 2000 Stock Incentive Plan with respect to our executive officers (and the other eligible persons) for equity grants and our executive officer annual cash bonus plan, recommends equity retention guidelines for our executive officers and non-employee Board members and makes recommendations regarding the compensation of our non-employee directors. The Compensation Committee charter is available on our website at http://www.apollo.edu/investor-relations/governance.
The Compensation Committee has the authority to engage the services of its own outside advisors for assistance in carrying out its responsibilities. For the 2013 fiscal year, the Compensation Committee continued to retain Pearl Meyer & Partners, LLC (“Pearl Meyer & Partners”) as its independent compensation consultant. The nature and scope of the services that Pearl Meyer & Partners rendered the Compensation Committee are described in more detail below in the “Compensation Discussion & Analysis” section of this Information Statement. Pearl Meyer & Partners did not perform any other professional services for the Company and did not receive any compensation from us during the 2013 fiscal year other than for services rendered to the Compensation Committee.
The Equity Award Subcommittee of the Compensation Committee has the authority, within specified parameters, to make awards under the 2000 Stock Incentive Plan to faculty members and newly hired individuals. The Equity Award Subcommittee members are Dr. Roy A. Herberger, Jr. and Dr. Ann Kirschner. The Equity Award Subcommittee did not meet during the 2013 fiscal year. The Equity Award Subcommittee charter is available on the Company’s website at http://www.apollo.edu/investor-relations/governance.
Nominating and Governance Committee
The Nominating and Governance Committee, which met three times in fiscal year 2013, is responsible for developing qualification criteria for candidates for membership on the Board of Directors, developing a process for identifying and evaluating candidates for membership on the Board, recommending to the Board candidates for election to the Board at the annual meeting or to fill the unexpired term of any vacancy existing on the Board, assessing the size and composition of the Board and recommending changes as appropriate, consulting with the Chairman of the Board regarding the composition of standing committees of the Board, recommending continuing education courses for Board members, and facilitating the periodic evaluation of the collective performance of the Board and each of its committees.
The Nominating and Governance Committee of the Board considers candidates for director nominees identified by the Committee, and proposed by other directors, Company management or holders of our voting Class B Common Stock, which is our only class of stock entitled to vote on the election of directors. Currently, all of our outstanding Class B Common Stock is beneficially owned by Dr. and Mr. Sperling. The Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Committee believes that it is desirable for the directors to possess a mix of functional skills, cultural perspectives, and geographic representation. In particular, the Committee endeavors to collectively establish a number of key areas of expertise on the Board, including management, accounting and finance, industry knowledge, marketing, political and regulatory matters, educational policy and administration, and international markets. In selecting nominees, the Committee assesses candidates’ independence, business acumen, personal and professional ethics, integrity, values and willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board and the degree to which the candidate possesses one or more of the foregoing key areas of expertise for directors, including areas not then represented on the Board. All members of the Board are given the opportunity to interview final candidates. As part of its periodic self-evaluation of its effectiveness, the Nominating and Governance Committee also considers the degree to which the directors collectively possess the foregoing key areas of expertise.
The Nominating and Governance Committee does not have a policy regarding the consideration of director candidates recommended by holders of our Class A Common Stock. The Board believes this is appropriate because only the holders of our Class B Common Stock participate in the election of directors.
Each of the members of this committee is an “independent director” as defined in the NASDAQ Listing Rules. The Nominating and Governance Committee charter is available on our website at http://www.apollo.edu/investor-relations/governance.
Special Litigation Committee
The Special Litigation Committee, which met three times in fiscal year 2013, investigates, reviews and analyzes the facts, transactions, events and circumstances relating to certain claims and any related actions or proceedings filed by shareholders on behalf of the Company against any of its current or former directors, officers or employees. The Special Litigation Committee is also charged with considering and determining whether or not the prosecution of some or all of the claims is in the best interest of the Company and its shareholders, and what actions, if any, to take with respect to them. The claims include claims of wrongdoing regarding certain current and past directors, officers and employees of the Company and demands that the Board undertake an investigation by shareholder Daniel Himmel.
Finance Committee
The Finance Committee, which met three times in fiscal year 2013, reviews and makes recommendations to the Board regarding certain financial matters, including the Company’s cash position, capital structure, financing strategies, dividend policy, insurance program, investment, interest rate and foreign exchange risk management policies, share repurchases, and business transactions. The specific responsibilities of the Finance Committee are set forth in the Finance Committee charter, available on our website at http://www.apollo.edu/investor-relations/governance.
Attendance
During the fiscal year ended August 31, 2013, the Board of Directors met on nine occasions and each incumbent Board member attended at least 80% of the aggregate number of meetings of the Board of Directors and each Committee of the Board on which such Board member served (during the periods that he or she served on the Board or such Committee).
We do not have a formal policy mandating attendance by members of the Board of Directors at our annual shareholders meetings. No independent directors attended the Annual Meeting of the holders of our Class B Common Stock held on January 8, 2013 or the Annual Meeting of the holders of our Class A Common Stock held on January 22, 2013.
Chart of Board and Committee Member Changes
The chart below indicates the current members of the Board of Directors and the five committees of the Board as of December 13, 2013, including changes since August 31, 2012.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee	Special Litigation Committee	Finance Committee
Peter V. Sperling	C(1)
Terri C. Bishop	M(2)
Gregory W. Cappelli	M
Matthew Carter, Jr.	M(3)	M(3)				M(3)
Richard H. Dozer	M	M				M(4)
Dr. Roy A. Herberger, Jr.	M		C	C
Dr. Ann Kirschner	M		M	M
Robert S. Murley	M	C(5)		M	C	C
Manuel F. Rivelo	M	M	M		M
Darby E. Shupp	M
Allen R. Weiss	M	M				M(6)
C    Current Chair
M    Current Member

(1)	Mr. Sperling served as Vice Chair of the Board until December 31, 2012, when he was appointed by the Board to serve as Chairman of the Board.

(2)	Ms. Bishop was appointed by the Board to serve as Vice Chair of the Board, effective December 31, 2012.

(3)	Mr. Carter joined the Board on December 13, 2012 and was appointed to serve on the Audit Committee and the Finance Committee.

(4)	Mr. Dozer was appointed to serve on the Finance Committee on April 2, 2013.

(5)	Mr. Murley was appointed to serve as Chair of the Audit Committee on February 19, 2013.

(6)	Mr. Weiss was appointed to serve on the Finance Committee on December 12, 2013.
Dr. John G. Sperling served as Executive Chairman of the Board during fiscal year 2013 until December 31, 2012, when he retired as Executive Chairman of the Board and as a director. He currently serves as Chairman Emeritus of the Company. K. Sue Redman served as chair of the Audit Committee and as a member of the Finance Committee during fiscal year 2013 until January 8, 2013, when her term expired at the 2013 Annual Meeting of holders of our Class B Common Stock. Margaret Spellings served as a member of the Compensation Committee during fiscal year 2013 until she resigned effective August 31, 2013. George A. Zimmer served as a member of the Nominating and Governance Committee during fiscal year 2013 until he resigned effective March 21, 2013.

OUR DIRECTORS
Set forth below are the names, ages and business experience of the directors of Apollo Education Group as of December 13, 2013. All of the incumbent directors are nominees for re-election at the Annual Meeting of Class B Shareholders. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the NASDAQ Listing Rules, has recommended all of the nominees for election by the holders of Class B Common Stock. The nominees will be elected if approved by a plurality of the votes cast by the holders of outstanding Class B Common Stock. The holders of Class B Common Stock are entitled to cumulate their votes in the election of directors, meaning that each holder can cast, on an aggregate basis, that number of votes equal to the number of nominees multiplied by the number of shares held. Because there are only two beneficial owners of Class B Common Stock, there will be no broker non-votes. If elected, the nominees will serve as directors until the next annual meeting of our holders of Class B Common Stock in 2015 and until their successors are elected and qualified. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director, if elected.
Peter V. Sperling, age 54
See Mr. Sperling’s biographical information below under “Our Executive Officers.”
Mr. Sperling has been with Apollo Education Group since 1983 and brings his wide-ranging knowledge of Apollo Education Group to the Board.
Terri C. Bishop, age 60
See Ms. Bishop’s biographical information below under “Our Executive Officers.”
Ms. Bishop was appointed by the Board to serve as Vice Chair of the Board effective December 31, 2012, and has been involved with Apollo Education Group since 1982, serving in many capacities, including Executive Vice President, External Affairs, Chief Communications Officer and Senior Vice President of Public Affairs. Her deep knowledge of and diverse experience at Apollo Education Group bring valuable institutional expertise to the Board.
Gregory W. Cappelli, age 46
See Mr. Cappelli’s biographical information below under “Our Executive Officers.”
As the Chief Executive Officer of Apollo Education Group and Chairman of Apollo Global, Mr. Cappelli brings to the Board the senior leadership perspective of Apollo Education Group, as well as his extensive knowledge of the proprietary education sector.
Matthew Carter, Jr., age 53
Matthew Carter, Jr. has been a director of Apollo Education Group since December 2012 and is a member of the Audit and Finance Committees. Since 2010, Mr. Carter has been President of Sprint Corporation’s Enterprise Solutions business unit, which provides platform solutions serving a broad range of industries and customers in over 165 countries. Prior to his current role, Mr. Carter served as president of Boost Mobile, part of Sprint’s prepaid group from 2008 to 2010. Previously, he served as senior vice president of Base Management at Sprint from 2006 to 2008. Prior to joining Sprint, Mr. Carter served in senior marketing roles at PNC Financial Services Group, Inc., Leap Wireless International, Inc., Royal Bank of Canada and BellSouth Corporation. Mr. Carter also serves on the Board of Directors of USG Corporation. Mr. Carter holds a Bachelor’s Degree from Northwestern University and a Master of Business Administration from Harvard Business School.
Mr. Carter’s experience at Sprint, including his current role as President of Sprint Corporation’s Enterprise Solutions, provides the Board with management, operations, senior leadership, telecommunications and international business expertise, and his prior experience brings marketing expertise to the Board.
Richard H. Dozer, age 56
Richard H. Dozer became a member of the Board of Directors of the Company in December 2011. He is a member of the Audit and Finance Committees. Mr. Dozer served as Chairman of GenSpring Family Office - Phoenix from May 2008 to January 2013. Prior to this role, Mr. Dozer served as principal of CDK Partners, a real estate development and investment company, from 2006 until 2008. Mr. Dozer served as President of the Arizona Diamondbacks, a Major League Baseball franchise, from its inception in 1995 until 2006, Vice President and Chief Operating Officer of the Phoenix Suns, a National Basketball Association franchise, from 1987 until 1995, and President of the U.S. Airways Center from 1989 to 1995. Early in his career, he was an audit manager with Arthur Andersen, LLP. Mr. Dozer currently serves on the boards of directors of two other publicly traded companies: Swift Corporation and Viad Corporation. Mr. Dozer is Chairman of the Audit Committee and a member of the Nominating and Governance and Compensation Committees of Swift Corporation, and a member of the Audit and chairs the Human Resources Committees of Viad Corporation, as well as serves as the lead director. Mr. Dozer also serves on the boards of directors of Blue Cross Blue Shield of Arizona, where he serves as Chairman of the Finance Committee and a member of the Executive, Audit and Human Resources Committees, and Meridian Bank, where he serves as Chairman of the Governance and Nominating Committee and as

a member of the Audit Committee. Mr. Dozer is presently on many other boards of directors, including Teach for America - Phoenix, Greater Phoenix Convention and Visitor’s Bureau, and Greater Phoenix Leadership. Mr. Dozer received a Bachelor of Science degree in Business Administration - Accounting from the University of Arizona and is a former Certified Public Accountant.
Mr. Dozer’s experience as Chairman of GenSpring Family Office - Phoenix, principal of CDK Partners, President of the Arizona Diamondbacks, and Vice President and Chief Operating Officer of the Phoenix Suns provides the board with management, senior leadership and operations expertise. He also brings to the Board public company expertise from his service on the boards of two other publicly traded companies, and finance and accounting expertise from his prior experience as a Certified Public Accountant.
Dr. Roy A Herberger, Jr., age 71
Dr. Herberger has been a director of Apollo Education Group since June 2007 and is currently Lead Independent Director, Chair of the Compensation Committee and, beginning June 24, 2011, Co-Chair of the Nominating and Governance Committee. Dr. Herberger was also a member of the Independent Panel until it was disbanded in September 2010. Dr. Herberger is also President Emeritus of Thunderbird School of Global Management, and served as the school’s President from 1989 until 2004. From 1982 until 1989, he served as Dean of the Edwin L. Cox School of Business at Southern Methodist University. He previously served as Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California (USC) and director of the International Business Education and Research Program, also at USC. Dr. Herberger currently serves on the Board of Directors of Pinnacle West Capital Corporation and on the Board of Trustees of the Mayo Clinic. He previously served on the Advisory Board of MedAire Inc. Dr. Herberger holds a bachelor’s degree in Business and a Master of Arts in Communication from the University of Texas, Austin. He also holds a doctoral degree in Business from the University of Colorado, Boulder.
Dr. Herberger’s experience as President of Thunderbird School of Global Management, Dean of the Edwin L. Cox School of Business at Southern Methodist University and Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California provides the Board with extensive expertise in higher education.
Dr. Ann Kirschner, age 62
Dr. Ann Kirschner has been a director of Apollo Education Group since November 2007, a member of the Compensation Committee since December 2007, a member of the Nominating and Governance Committee since December 2010. Since 2006, Dr. Kirschner has been the University Dean of Macaulay Honors College of The City University of New York. From 1991 to 1994, and from 2001 to 2006, Dr. Kirschner served as president of Comma Communications, a consulting company specializing in higher education and technology, where she focused on strategic planning for public and private universities and education companies. Her career as an entrepreneur in media and technology has included founding Fathom, an online knowledge network, in association with Columbia University. She also co-created NFL SUNDAY TICKET and NFL.COM for the National Football League. Dr. Kirschner is President of the Macaulay Honors College Foundation and serves on the Boards of Directors of Public Agenda, Jewish Womens Archive and the Paul and Daisy Soros Foundation. Previously she served on the Board of Directors of Topps Company, Inc. and Onhealth.com. Dr. Kirschner received her Doctor of Philosophy in English literature from Princeton University, a Master of Arts from the University of Virginia, and a Bachelor of Arts from the State University of New York at Buffalo.
Dr. Kirschner’s experience as University Dean of Macaulay Honors College of The City University of New York and former president of Comma Communications provides the Board with extensive expertise in higher education. Her experience as an entrepreneur also brings to the Board expertise in marketing, media and technology.
Robert S. Murley, age 63
Robert S. Murley became a director of Apollo Education Group in June 2011 and is currently Chairman of the Audit Committee, Finance Committee and Special Litigation Committee, and a member of the Nominating and Governance Committee. Mr. Murley is a Senior Adviser to Credit Suisse, LLC. From 1975 to April 2012, Mr. Murley was employed by Credit Suisse and its predecessors. In 2005, he was appointed Chairman of Investment Banking in the Americas. Prior to that time, Mr. Murley headed the Global Industrial and Services Group within the Investment Banking Division, as well as the Chicago investment banking office. He was named a Managing Director in 1984 and appointed a Vice Chairman in 1998. Mr. Murley serves as a Trustee of Princeton University, Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, Vice Chairman of the Board of the Ann & Robert Lurie Children’s Hospital of Chicago, Chairman of the Board of the Lurie Children’s Hospital Foundation, a Trustee of the Museum of Science & Industry in Chicago, Illinois, a member of the Board of Overseers of the UCLA Anderson School of Management, and a member of the Board of Directors of Stone Energy Corporation. Mr. Murley holds a Bachelor of Arts from Princeton University, a Master of Business Administration from the UCLA Anderson School of Management, and a Master of Science from the London School of Economics and Political Science.
Mr. Murley’s experience at Credit Suisse provides the Board with management, operations, senior leadership and international business expertise, and his experience as a Trustee of Princeton University, and as Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, Mr. Murley brings to the Board expertise in the education industry.

Manuel F. Rivelo, age 49
Manuel F. Rivelo has been a director of Apollo Education Group since March 2009 and is currently a member of the Compensation Committee, Audit Committee and Special Litigation Committee. Since October 2011, Mr. Rivelo has been employed by F5, currently as Executive Vice President of Strategic Solutions. Mr. Rivelo is responsible for strategy, Corporate & Business development, Product Management & Marketing and launching new market adjacencies for F5. Prior to joining F5, Mr. Rivelo was employed by Cisco Systems, Inc., an information technology provider, since 1992, most recently as Senior Vice President of Cisco’s Engineering Systems and Operations group. While at Cisco, Mr. Rivelo oversaw multiple businesses and drove technical and solution requirements for Cisco customers of all sizes. He was also responsible for operational excellence, standardization around processes and tools, enabling new business models, and strategic communications. Mr. Rivelo holds a bachelor’s and master’s degree in electrical engineering from the Stevens Institute of Technology.
Mr. Rivelo’s experience at F5 as Executive Vice President of Strategic Solutions, and at Cisco Systems, Inc., most recently as Senior Vice President of Cisco’s Enterprise Systems and Operations group, brings technology, management and operational expertise to the Board.
Darby E. Shupp, age 37
Darby E. Shupp has been a director of Apollo Education Group since March 2011. Since 2005, Ms. Shupp has been employed by Exeter East, LLC, a holding company wholly-owned by Dr. John Sperling, Apollo Education Group’s Chairman Emeritus, most recently as Controller. Ms. Shupp serves as an officer and/or director of various entities affiliated with Dr. Sperling and his investment company Moral Compass Corporation, including Arcadia Biosciences Inc. Ms. Shupp previously worked for Deloitte & Touche LLP as an Audit Manager serving clients in the business services, manufacturing, and real estate industries. Ms. Shupp holds a Bachelor of Science in Accountancy from Arizona State University and is a Certified Public Accountant.
Ms. Shupp brings management, accounting and audit experience to the Board and is a trusted advisor to Dr. Sperling.
Allen R. Weiss, age 59
Allen Weiss has been a director of Apollo Education Group since March 2012 and is a member of the Audit Committee and Finance Committee. Mr. Weiss retired from The Walt Disney Corporation in November 2011, after nearly 40 years of employment with the company. Most recently, Mr. Weiss served as president of worldwide operations for Walt Disney Parks and Resorts. Prior to serving as president of worldwide operations, he served as president of the Walt Disney World Resort in Lake Buena Vista, Fla. He began his career as a cast member at Walt Disney World, and rose through the ranks to become one of Disney’s most senior leaders. Mr. Weiss serves as a member of numerous civic, community and business groups, including the Board of Directors of Dick’s Sporting Goods; the Governor’s Council of Metro Orlando Economic Development Commission; the Advisory Board of Directors of SunTrust Bank, Central Florida; the Board of Trustees of the Sanford-Burnham Institute for Medical Research; and the Advisory Board of Give Kids the World. Mr. Weiss is a graduate of the University of Central Florida, and received his Master of Business Administration from the Crummer Graduate School of Business at Rollins College.
Mr. Weiss’ experience at The Walt Disney Corporation, including as president of worldwide operations for Walt Disney Parks and Resorts, provides the Board with management, operations, senior leadership and international business expertise.

OUR EXECUTIVE OFFICERS
Set forth below are the names, ages, positions and business experience of the executive officers of Apollo Education Group as of December 13, 2013.
Peter V. Sperling, age 54
Chairman of the Board
Peter V. Sperling was appointed Chairman of the Board of Apollo Education Group, effective December 31, 2012. Previously, Mr. Sperling was Vice Chairman of the Board of Apollo Education Group from June 2008 to December 2012, a Senior Vice President of Apollo Education Group from June 1998 to December 2007 and Secretary of Apollo Education Group from June 2006 to December 2007. Mr. Sperling has been with Apollo Education Group since 1983. Mr. Sperling was Vice President of Administration from 1992 to June 1998 and served as Secretary and Treasurer of Apollo Education Group from 1988 to January 2003. From 1987 to 1992, Mr. Sperling was Director of Operations at Apollo Education Corporation. From 1983 to 1987, Mr. Sperling was Director of Management Information Services of Apollo Education Group. Mr. Sperling received his Master of Business Administration from The University of Phoenix and his Bachelor of Arts from the University of California, Santa Barbara. Mr. Sperling is also the Chairman and co-founder of FuzeBox, Inc., a telecommunications services corporation, and on the board of directors of Ecliptic Enterprises Corporation and RingRevenue. Mr. Sperling is the son of Dr. John G. Sperling.
Terri C. Bishop, age 60
Vice Chair of the Board
Terri C. Bishop serves as Vice Chair of the Board of Directors. She previously served as Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officers from November 2010 to December 2012. Ms. Bishop has served as a director of Apollo Education Group since March 2009. Ms. Bishop served as Executive Vice President, External Affairs from 2008 to 2010 and Chief Communications Officer and Senior Vice President of Public Affairs of Apollo Education Group from 1999 to 2008, overseeing public and government relations. Except for her service as Executive Vice President of Convene International, an education software company, from 1998 to 1999, Ms. Bishop has been with Apollo Education Group since 1982 and during that time she has served in the areas of institutional licensure and accreditation, curriculum development, institutional research and online learning. She was the founding director of University of Phoenix Online, providing oversight during its first 10 years of start up and development. Ms. Bishop received her bachelor’s degree in Business and Master of Arts in Human Relations and Organizational Management from University of Phoenix. Ms. Bishop was a founding director of the Latino Policy Coalition and served as a Commissioner on the California Student Aid Commission in 2012. She currently serves as chairman of the John Sperling Foundation and as President of Moral Compass Corporation.
J. Mitchell Bowling, age 47
Chief Operating Officer
Mitch Bowling was appointed Chief Operating Officer effective December 2013. Prior to joining Apollo Education Group, Mr. Bowling was previously employed by Comcast Corporation since 1997, most recently as Senior Vice President and General Manager, New Businesses since 2009 and as Senior Vice President and General Manager, High Speed Internet from 2006 to 2009. Mr. Bowling received a Bachelor Science in Business Administration from Marshall University.
Gregory W. Cappelli, age 46
Chief Executive Officer
Gregory W. Cappelli serves as Chief Executive Officer of Apollo Education Group. Mr. Cappelli has also been serving as Chairman of Apollo Global since its inception in October 2007 and a director of Apollo Education Group since June 2007. Mr. Cappelli previously served as Executive Vice President of Global Strategy and Assistant to the Executive Chairman from April 2007 to April 2009. Before joining Apollo Education Group, Mr. Cappelli spent ten years as a research analyst for Credit Suisse, where he most recently served as Managing Director and Senior Research Analyst and founded the Credit Suisse Global Services Team. Before joining Credit Suisse, Mr. Cappelli held the position of Vice President and Senior Research Analyst at ABN AMRO.
Mr. Cappelli received his Bachelor of Arts in Economics from Indiana University and his Master of Business Administration from the Brennan School of Business at Dominican University. Mr. Cappelli serves on the National Board of Governors for the Boys and Girls Clubs of America and is also a member of the Board of Trustees for Dominican University. He is a former long-time board member of Everybody Wins!, New York.

Gregory J. Iverson, age 38
Vice President, Chief Accounting Officer and Controller
Gregory J. Iverson was appointed Vice President, Chief Accounting Officer and Controller in March 2009. He served as Vice President and Corporate Controller from April 2007 to March 2009. He joined the Company from US Airways Group, Inc. where he served as Director, Financial Reporting from 2006 to 2007. Previously, he was Director, Assistant Corporate Controller with EaglePicher Incorporated from 2003 to 2006. Mr. Iverson began his career in public accounting and worked as Assurance Manager with Arthur Andersen, LLP and Deloitte & Touche LLP. He graduated summa cum laude from The University of Idaho with a Bachelor of Science in Business. Mr. Iverson is a Certified Public Accountant.
Sean B. W. Martin, age 50
Senior Vice President, General Counsel and Secretary
Sean B. W. Martin was appointed Senior Vice President, General Counsel and Secretary in September 2010. Mr. Martin previously served in various legal capacities at Amgen commencing in 2005, including most recently as Vice President of Corporate Law and Assistant Secretary. At Amgen, Mr. Martin managed corporate legal matters, including corporate governance, SEC filings, merger and acquisition activity, investor relations and complex regulatory issues, and handled contracting, sales, marketing, reimbursement, antitrust and pricing issues. From 2000 to 2005, Mr. Martin served as Vice President and Deputy General Counsel at Fresenius Medical Care North America where he oversaw commercial litigation, regulatory affairs and other legal matters. From 1998 to 2000, Mr. Martin was a litigation partner at the law firm Foley & Lardner, focusing on corporate compliance, health care fraud and abuse, internal investigations and commercial litigation. Prior to that, Mr. Martin spent nearly nine years as Assistant U.S. Attorney for the Northern District of Illinois. In addition, he has served as an adjunct professor at the Loyola University School of Law. Mr. Martin earned a Bachelor of Arts in History from the University of Michigan, as well as a Juris Doctor from Harvard Law School, where he graduated magna cum laude. After law school, he clerked for the Honorable Andrew J. Kleinfeld, U.S. District Court Judge (D. Alaska).
Frederick J. Newton, age 58
Senior Vice President and Chief Human Resources Officer
Frederick J. Newton was appointed Senior Vice President and Chief Human Resources Officer in March 2009. Prior to joining Apollo Education Group, from 2006 to 2009, Mr. Newton held the position of Chief People Officer at SSC Schottenstein Stores Corporation, a privately held holding company consisting of numerous legal brands including DSW, Inc., American Eagle Outfitters, American Signature Furniture, Filene’s Basement, Judith Leiber and Steuben Glass. From 2002 to 2006 Mr. Newton served as Executive Vice President and Chief Administrative Officer at Cinergy Corp. From 1998 to 2002 he served as Senior Vice President and Chief Administration Officer at LG&E Energy Corporation. Prior to joining LG&E Energy Corporation, Mr. Newton was part of the senior management team at Venator Corp. (parent company of Footlocker and Champs Sports, among others) and Unilever/Lever Brothers Co. Mr. Newton began his corporate career at Pepsico/Frito-Lay, Inc. and prior to that, he spent seven years as an officer and aviator in the United States Navy. Mr. Newton has a Bachelor of Science in Business Administration from the University of Rhode Island, a Master of Business Administration in Labor Relations from San Diego State University and has completed the Advanced Management Program at Harvard Business School. Mr. Newton serves on the board of directors for Expect More Arizona and the Phoenix/Tucson Region of Teach for America.
Dr. William J. Pepicello, age 64
President, University of Phoenix, Inc.
Dr. William J. Pepicello was appointed as President of University of Phoenix in October 2006. In September 2013, Dr. Pepicello announced his retirement as President of the University, effective upon the naming of a successor. Dr. Pepicello has been with University of Phoenix since 1995. Previously, he served as Provost of the University from January to October 2006, Vice Provost for Academic Affairs from 2003 to 2006 and Dean of the School of Advanced Studies from 2002 to 2003. From 2000 to 2002, Dr. Pepicello was President of University of Sarasota and then Chief Academic Officer of American Intercontinental University. From 1995 to 2000, he was Dean of the College of General and Professional Studies and also held the position of Vice President of Academic Affairs of University of Phoenix. Dr. Pepicello holds both a Master of Arts and a Doctor of Philosophy in Linguistics from Brown University and a Bachelor of Arts in Classics from Gannon University. Mr. Pepicello serves on the board of directors of United Way, The Arizona Commission on Postsecondary Education, and The National Advisory Committee on Institutional Quality and Integrity, and is Chairman of the Banner Health Foundation Board. He previously served as Chairman of the Greater Phoenix Economic Council.

Brian L. Swartz, age 40
Senior Vice President and Chief Financial Officer
Brian L. Swartz was appointed Chief Financial Officer in March 2009 and Senior Vice President of Finance in June 2007. Mr. Swartz previously served as Treasurer from March 2009 to February 2010, Chief Accounting Officer from February 2007 to March 2009 and Vice President, Corporate Controller and Chief Accounting Officer from February 2007 to June 2007. Prior to joining the Company, Mr. Swartz was with EaglePicher Incorporated, a technology and industrial products and services company, from 2002 to 2006, as its Vice-President and Corporate Controller. At EaglePicher, Mr. Swartz was an integral member of their senior management team and successfully guided the company through a bankruptcy restructuring. From 1994 to 2002, Mr. Swartz was at Arthur Andersen, LLP, where he had primary responsibilities in international audit and due diligence projects. He graduated from the University of Arizona with a Bachelor of Science in Accounting and was a member of the Warren Berger Entrepreneurship Program. Mr. Swartz is a Certified Public Accountant. Mr. Swartz serves on the board of directors and executive committees of the Phoenix Children’s Hospital Foundation and the Greater Phoenix Chamber of Commerce. He also serves as the Chairman of the Board of Phoenix Children’s Hospital Foundation.

OUR CORPORATE GOVERNANCE PRACTICES
At Apollo Education Group, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. In that spirit, we have summarized several of our corporate governance practices below.
Monitoring Board Effectiveness
It is important that our Board of Directors is performing effectively and in the best interests of the Company and its shareholders. The Board of Directors annually assesses its effectiveness in fulfilling its obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board of Directors and its membership.
Independent Directors
The independent directors meet regularly in executive sessions without Apollo Education Group management or any non-independent directors.
Hiring Outside Advisors
The Board and each of its Committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.
Code of Business Ethics
Apollo Education Group expects its directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Apollo Education Group’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to provide assurances to Apollo Education Group and its shareholders, Apollo Education Group has adopted a Code of Business Ethics which provides clear conflict of interest guidelines to its employees, as well as an explanation of reporting and investigatory procedures. The Code of Business Ethics is available on our website at http://www.apollo.edu/sites/default/files/files/Apollo-Group-Code-of-Business-Ethics.pdf.
The Code of Business Ethics applies to all employees, including our directors, executive officers, principal financial officer, principal accounting officer and various other departments throughout the Apollo Education Group. If the Company makes any amendment to, or grants any waiver from, a provision of the Code of Business Ethics that applies to our principal executive officers, principal financial officer, principal accounting officer, and certain other senior officers and requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website, http://www.apollo.edu.
Providing Transparency
Apollo Education Group believes it is important that shareholders understand our governance practices. In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on our website at: http://www.apollo.edu/investor-relations/governance.
Communications with the Board of Directors
Although Apollo Education Group does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to the Company at Apollo Education Group, Inc., Attention: Investor Relations, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040. Shareholders who would like their submission directed to a specific member of the Board may so specify, and the communication will be forwarded, as appropriate.
Controlled Company
We are a “Controlled Company” as defined in Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of the voting power of our outstanding voting common stock is owned by a revocable grantor trust, of which Dr. Sperling is the sole trustee. As a consequence, under NASDAQ Listing Rule 5615(c)(2), we are exempt from certain requirements of NASDAQ Listing Rule 5605, including that (a) our Board be composed of a majority of independent directors (as defined in NASDAQ Listing Rule 5605(a)(2)), (b) we have a compensation committee composed solely of independent directors and (c) nominations to the Board of Directors be made by a majority of the independent directors or a nominations committee composed solely of independent directors. However, NASDAQ Listing Rule 5605(b)(2) does require that our independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”) and Code Section 162(m) does require a compensation committee of outside directors (within the meaning of Code Section 162(m)) to approve stock option grants to executive officers in order for us to be able to deduct the stock option grants as an expense for federal tax purposes. Notwithstanding the foregoing exemptions, we do have a majority of independent directors on our Board of Directors and each of our standing committees, including the Compensation Committee, Audit Committee and Nominating and Governance Committee, is composed solely of independent directors.

Certain Relationships and Transactions with Related Persons
The Audit Committee reviews on an ongoing basis and at least annually all reportable related party transactions, which are transactions with the Company in which directors, executive officers or their immediate family members have an interest, for potential conflict of interest situations. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. The Committee’s responsibility is set forth in the Audit Committee Charter and the Audit Committee’s written policy regarding Related Party Transaction Oversight Procedures. The Committee evaluates related person transactions in accordance with the standards set forth in our Code of Business Ethics. To identify transactions with related persons, we annually require our directors and executive officers to complete questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We also obtain reports on related party transactions from our accounting and procurement departments on an ongoing basis. Related party transactions that involve or are expected to involve amounts in excess of $120,000 require advance approval by the Committee.
FuzeBox, Inc.
During fiscal year 2011, we entered into an agreement with FuzeBox, Inc., for licenses and services under a pilot program for Internet-based video conferencing. Peter V. Sperling, the Chairman (then Vice Chairman) of our Board of Directors, is the Chairman of the Board and co-founder of FuzeBox. We paid for a second pilot program in fiscal year 2012. Each of these transactions was approved in advance by the Audit Committee. During fiscal year 2013, we paid FuzeBox approximately $140,000 to renew a portion of the relevant licenses and services. This payment was made prior to approval by the Audit Committee, which was required by the Committee’s Related Party Transaction Oversight Procedures. The payment was subsequently approved by the Committee following the Committee’s determination that the transaction did not violate the Conflict of Interest Policy contained in our Code of Business Ethics.
Ensuring Auditor Independence
Apollo Education Group has taken a number of steps to ensure the continued independence of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee, which is required to approve in advance or reject any non-audit services proposed to be conducted by our independent registered public accounting firm.

COMPENSATION DISCUSSION & ANALYSIS
Our Compensation Discussion and Analysis begins with an executive summary of our compensation program for our named executive officers. We then address in detail the following aspects of the overall program:

•	Our compensation philosophy and objectives regarding executive officer compensation;

•	The role of our compensation committee;

•	Our process for determining compensation and assessment of compensation risk;

•	Fiscal year 2013 compensation decisions;

•	The employment agreements and retirement arrangements in effect with some of our named executive officers.
For the 2013 fiscal year, our named executive officers were Dr. John G. Sperling, Ms. Terri C. Bishop, Mr. Gregory W. Cappelli, Mr. Joseph L. D’Amico, Mr. Brian L. Swartz, Mr. Sean B.W. Martin, and Mr. Peter V. Sperling. Dr. Sperling and Mr. D’Amico ceased to be executive officers of the Company on December 31, 2012 and August 2, 2013, respectively, but are named executive officers for the 2013 fiscal year on the basis of total compensation for the 2013 fiscal year.

I.	EXECUTIVE SUMMARY

•	Compensation Philosophy
The core principle of our compensation philosophy for executive officers continues to be a strong pay-for-performance structure tied to our overall financial success. We continue to structure a substantial portion (at least 80%) of the aggregate total direct compensation of our named executive officers in the form of annual performance-based cash incentives and long-term stock-based compensation. This structure is designed to maintain an appropriate balance between our long-term and short-term performance and create a positive relationship between our operational performance and shareholder return. As noted below, we believe our pay is well aligned with our performance.

•	Aligning Executive Compensation with Performance
Base Salaries
For the 2013 fiscal year, our named executive officers decided to forego any non-promotional increases to their respective annual rates of base salary for the 2013 fiscal year. In that regard, Mr. Cappelli, our Chief Executive Officer, agreed to keep his base salary at $700,000 and forego the $50,000 increase in base salary provided for in his extended employment agreement with us.
Bonuses
No changes were made to the target bonus levels for our named executive officers as a percentage of their base salary, other than Ms. Bishop’s target bonus percentage was increased from 75% of base salary to 100% of base salary commensurate with her appointment as Vice Chairman of the Board effective December 31, 2012. The Company attained 154.2% of the target opportunity established for the bonus plan for our named executive officers for the 2013 fiscal year using the financial and non-financial metrics established under the plan. Fifty percent (50%) of the bonus opportunity was tied to our operating income for the 2013 fiscal year, and an additional thirty percent (30%) was tied to our net revenue. The remaining twenty percent (20%) was allocated to a non-financial metric of employee productivity.
We exceeded our employee productivity and operating income target goals, but did not achieve our target revenue goal. Based on its evaluation of the overall performance of the Company for the 2013 fiscal year, the Compensation Committee chose to use its negative discretion under the plan to reduce the actual bonus payments made for the 2013 fiscal year. The fiscal year 2013 bonus payments are not significantly different from the bonus payments under the prior fiscal year’s bonus plan.

Long Term Incentives
The target grant date award value of the annual long term equity incentive grants for each named executive officer made in July 2012 for the 2013 fiscal year were as follows and were generally the same as the grants made for the 2012 fiscal year. Mr. Cappelli did not receive an annual long term incentive award for the 2013 fiscal year because he previously received multi-year restricted stock unit (“RSU”), performance share unit (“PSU”) and stock option grants in April 2011, July 2011, October 2011, and March 2012 for the term of his employment agreement that runs through August 31, 2014. The amounts shown in the below table for Mr. Cappelli are the target grant date values of the portion of his multi-year grants that are allocable to fiscal year 2013.

	2013 Fiscal Year Grant-Date Target Award Value* (excluding retention awards)
Name	RSUs	Stock Options	Apollo Education Group PSUs	Apollo Global PSUs
Dr. Sperling	$2,315,003	$750,856	$1,185,047	$—
Mr. Cappelli	$3,300,038	$1,318,412	$880,046	$500,035
Mr. D’Amico	$2,190,139	$700,791	$1,110,042	$—
Mr. Swartz	$1,140,131	$220,262	$390,074	$—
Mr. Martin	$690,024	$100,129	$210,082	$—
Ms. Bishop	$515,076	$8,047	$72,062	$—
Mr. Sperling	$488,557	$—	$25,620	$—

*
These amounts are not a substitute for the amounts disclosed in the “Summary Compensation Information” table, which amounts are disclosed in accordance with SEC rules. These amounts are the grant date target award values for the awards made in July 2012 for our 2013 fiscal year and the pro-rata awards approved in January 2013 (with an effective date of May 1, 2013) for Mr. Sperling and Ms. Bishop in connection with their appointments to Chairman and Vice Chairman of the Board.

Realizable Compensation
We generally target cash compensation at the 50th percentile of our Comparator Group (discussed in Section IV.A. below) and total direct compensation at the 75th percentile of our Comparator Group; however, the actual percentile levels may vary from those targeted percentile based on individual circumstances, such as the officer’s level of experience and the long-term incentives that may be needed to retain his or her services. Our total direct target annual compensation for the named executive officers for the 2013 fiscal year ranged between the 50th and 75th percentile of our Comparator Group (excluding the retention awards discussed below). Total direct target annual compensation includes annual base salary, target values for annual incentives and the long term incentive values shown above.
In order to assess the effectiveness of our pay-for-performance compensation structure, with the assistance of the Committee’s independent consultant, we compared the named executive officers’ “Realizable Compensation” over a three-year period ending with the 2013 fiscal year with the executive’s total direct target compensation over that period.
“Realizable Compensation” includes the following compensation items for the three-year period: (i) actual base salary, (ii) actual annual incentive payouts, (iii) the intrinsic or “in-the-money” value of stock options, (iv) the fair value of vested and unvested RSUs, and (v) the anticipated value of vested and unvested PSUs as of the end of the 2013 fiscal year. All equity award values were based on the fair market value of a share of our Class A Common Stock as of the end of our 2013 fiscal year, which value was $18.57. At December 13, 2013, the closing price for our Class A Common Stock was $25.19.
Due to the significant drop in our stock price over this three-year period along with our failure to attain the target financial performance measures established for performance share unit awards, Realizable Compensation for each named executive officer is significantly less than his or her targeted compensation and is generally the lowest relative to the market Comparator Group companies, which has contributed to the retention challenges discussed below.

The table below illustrates each named executive officer’s percentage of Realizable Compensation over the three fiscal year period ending with our 2013 fiscal year compared to his or her target total direct compensation (salary, target bonus and grant-date value of long-term equity incentive awards) over that period.

Name	Target Total Direct Compensation (2011-2013) (Excluding Retention Grants)	Total Realizable Compensation (2011-2013) (Including 2011 RSU Retention Grants)	Total Realizable Compensation as a Percentage of Target Total Direct Compensation
Dr. Sperling*	$17,884,492	$7,810,982	44%
Mr. Cappelli	$20,530,414	$10,281,716	50%
Mr. D’Amico	$15,157,709	$7,037,102	46%
Mr. Swartz	$7,059,103	$4,235,556	60%
Mr. Martin	$5,334,350	$3,554,457	67%
Ms. Bishop	$4,682,078	$3,629,433	78%
Mr. Sperling	$2,933,856	$2,216,813	76%

*	Dr. Sperling’s special retirement bonus (discussed below) was also excluded from this analysis.

•	Retention Challenges
During the 2013 fiscal year, there were a number of factors that created significant concerns regarding the retention of our executive officers and other key leaders, including the following: (i) the significant drop in the stock price significantly eroded the intended retentive value of compensation delivered in prior fiscal years, (ii) the regulatory and macroeconomic environment resulted in uncertainty and challenges for the for-profit education industry, and (iii) the changes in leadership occasioned by Dr. Sperling’s decision to retire effective December 31, 2012. In order to help ensure the stability and retention of our leadership team as we faced these challenges, we undertook the following actions:

(1)
November 2012 Cash Retention Awards. In November 2012, the Compensation Committee approved special service-vesting cash retention awards for certain of the Company’s executive officers and other key individuals, including the following named executive officers:

Name	Cash Retention Award Amount
Mr. D’Amico	$250,000
Mr. Swartz	$250,000
Mr. Martin	$250,000
Ms. Bishop	$250,000
These awards vest in two (2) successive equal installments on September 15, 2013 and September 15, 2014, upon the individual’s continued employment through each particular vesting date.

(2)
Retention Stock Option Award for Mr. Cappelli. In December 2012, the Compensation Committee approved a special retention stock option grant for Mr. Cappelli. This grant became effective on March 14, 2013 with a grant date award value of $2,891,400 and resulted in an option to purchase 600,000 shares with a term of four years.

(3)
March 2013 Cash Retention Awards. In March 2013, the Compensation Committee approved additional special service-vesting cash retention awards for the Company’s executive leadership team as well as a larger group of other key individuals, including the following named executive officers:

Name	Cash Retention Award Amount
Mr. D’Amico	$300,000
Mr. Swartz	$750,000
Mr. Martin	$1,000,000
These awards vest in three (3) successive equal installments on March 29, 2014, March 29, 2015 and March 29, 2016, upon the individual’s continued employment through each particular vesting date. The first installment was paid in April 2013, but is subject to a repayment obligation if the executive voluntarily terminates employment or is terminated for cause prior to the March 29, 2014 vesting date for such installment.

•	Dr. Sperling’s Retirement as Executive Chairman
In recognition of Dr. Sperling’s many years of service with the Company and the important contributions he has made as founder, leader and visionary, in December 2012, we approved a special retirement bonus for him in the amount of $5,000,000 that was paid in January 2013. The Compensation Committee’s independent compensation consultant advised that this bonus was reasonable in light of the circumstances and the relevant market data. Dr. Sperling will also receive reimbursement of the reasonable out-of-pocket costs he incurs over his lifetime to obtain continued medical and dental care coverage under the Company’s self-insured employee group health plan, whether pursuant to his COBRA rights or otherwise, but subject to applicable laws and regulations now or hereafter governing such reimbursement arrangements. No adjustments were made to the terms of Dr. Sperling’s existing equity awards. Accordingly, his vested equity awards remain outstanding in accordance with their terms, including the satisfaction of any remaining performance goals, but all unvested awards held by Dr. Sperling terminated upon his retirement effective December 31, 2012.

•	Compensation Governance
The core of Apollo’s executive compensation continues to be pay for performance and the framework includes the compensation governance features summarized below:

•	no hedging of Apollo securities,

•	robust stock ownership requirements,

•	no tax gross-ups for parachute payments in connection with a change in control event, and

•	no excessive compensation risk taking.
II.    OUR COMPENSATION PHILOSOPHY AND OBJECTIVES
The overarching principle governing our compensation philosophy for executive officers is to maintain a pay-for-performance approach by tying a significant portion of each executive officer’s compensation to our financial performance. To support this approach, the Compensation Committee utilizes a combination of cash and equity incentive programs under which the compensation of the executive officers will vary with our performance and the market price of our Class A Common Stock. In structuring the various components of total direct compensation, we utilize a balanced risk/reward approach through a predominant long-term equity incentive component that allows the executive officers to share in the appreciation in the market price of our Class A Common Stock through the stock option grants made to them but also reduces the potential for excessive risk-taking through the use of restricted stock unit awards that provide varying levels of compensation as the market price of the Class A Common Stock fluctuates over time.
III.    ROLE OF THE COMPENSATION COMMITTEE

A.	General
The Compensation Committee, in consultation with its independent compensation consultant, (i) establishes the compensation policies for our executive officers and sets the compensation of our executive officers in accordance with those policies, (ii) analyzes the reasonableness and competitiveness of the various components of compensation paid, (iii) evaluates the effectiveness of each component in achieving the compensation objectives stated above, and (iv) assesses the risks posed by our compensation structure. The Compensation Committee also obtains legal advice regarding executive compensation matters from its independent outside legal counsel.
The Compensation Committee periodically seeks input from our Chief Executive Officer and other senior executive officers with respect to certain items of compensation, including their recommendations regarding the parameters of the annual cash incentive program, the bonus amounts to be paid under that program and their proposals regarding long-term equity incentive awards. The information provided to the Compensation Committee also includes tally sheets for each named executive officer detailing:

•
the components of the named executive officer’s compensation for the current and two prior fiscal years, including cash compensation, equity-based compensation, 401(k) company match contributions and perquisites; and

•
potential payouts under the termination of employment and change of control provisions under our Executive Officer Severance Pay Plan, the named executive officer’s applicable equity compensation plans, and, if applicable, the named executive officer’s employment agreement.

The tally sheets bring together in one place all of the elements of actual and potential future compensation of the named executive officers. This allows the Compensation Committee to analyze both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation.
All final decisions regarding executive officer compensation are made solely by the Compensation Committee and are based on a number of factors, including its independent evaluation of management proposals, its own internal deliberations and the input provided by its independent compensation consultant.

B.	Interaction with Compensation Consultants
Beginning with the 2006 fiscal year and continuing through the current 2014 fiscal year, the Compensation Committee has retained the services of Pearl Meyer & Partners as its independent compensation consultant to assist with its periodic review of existing compensation programs for our executive officers and the formulation and implementation of new executive compensation arrangements. In addition, Pearl Meyer & Partners has assisted the Compensation Committee with related projects, such as establishing equity retention guidelines for the executive officers and non-employee directors, evaluating non-employee director compensation levels and providing advice and relevant market data with respect to the design of various cash and equity-based executive compensation programs.
The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out its assignments, Pearl Meyer & Partners may also interact with our management to the extent necessary and appropriate. Pearl Meyer & Partners has not been retained to perform any consulting or advisory services for our management. For assistance with more significant compensation projects, our management has retained the services of a different compensation consultant.
IV.    COMPENSATION PROCESS

A.	Pay Levels and Market Data
We begin our process of deciding how to compensate our named executive officers by considering the competitive market data provided by our independent compensation consultant, Pearl Meyer & Partners, and the Company’s executive compensation team.
In order to determine competitive compensation practices, the Compensation Committee relies on compensation data provided by Pearl Meyer & Partners. The data is derived principally from surveys of compensation practices of comparable companies, including general survey data compiled and presented by Pearl Meyer & Partners and additional data developed by Pearl Meyer & Partners from public filings by selected companies that the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks.
In March 2011, the Compensation Committee reviewed a revised approach presented by Pearl Meyer & Partners for purposes of selecting companies for inclusion in a revised Comparator Group more similar to us. Pearl Meyer & Partners recommended that a new Comparator Group be constructed on the basis of the following financial criteria: (i) market capitalization in the range of $3 billion to $15 billion, (ii) price-to-sales ratio in the range of 1.0 to 3.0, (iii) annual revenue at the same $2 billion to $10 billion range, (iv) average free cash flow over the past five years in the range of $400 million to $2 billion and (v) an average return on equity for the past five years greater than 19% or an average return on invested capital for the past five years greater than 10%.
For the 2013 fiscal year, the Compensation Committee retained the Comparator Group constructed on such basis. The Comparator Group in effect for benchmarking compensation decisions made for the 2013 fiscal year compensation was comprised of the following companies:

Activision Blizzard, Inc.	Intuit, Inc.
Alliance Data Systems Corp.	Laboratory Corp. of American Holdings
AutoZone, Inc.	McGraw-Hill Cos. Inc./The
CA Inc.	Nordstrom, Inc.
Expedia, Inc.	Quest Diagnostics Inc.
Expeditors Int’l of Washington, Inc.	Symantec Corp
Fiserv, Inc.	The Washington Post Co.
International Game Technology

The Compensation Committee regularly reviews the Comparator Group with the intent of making changes to reflect the appropriate market positioning as compared to relevant peers. By April 2013, our relative positioning with the Comparator Group in terms of the financial criteria used to establish the Comparator Group had changed significantly since that Comparator Group was established in March 2011. In light of this change in positioning, the Compensation Committee with the assistance of the independent committee consultant revised the Comparator Group. Pearl Meyer & Partners recommended that the Comparator Group be revised for benchmarking pay levels going forward on the basis of the following financial criteria: (i) market capitalization in the range of $1 billion to $6 billion, (ii) price-to-sales ratio in the range of 0.25 to 1.0, (iii) annual revenue at the same $2 billion to $10 billion range, as used in the past, and (iv) meeting at least one of the following criteria: (a) an average return on equity for the past five years greater than 19%, (b) an average return on invested capital for the past five years greater than 10% or (c) average free cash flow over the past five years in the range of $350 million to $2 billion. This Revised Comparator Group includes the following companies:

Advanced Auto Parts, Inc.	Gannett Co., Inc.
Alliance Data Systems	International Game Technology
AutoZone	Interpublic Group of Cos. Inc.
Avery Dennison Corp.	Intuit
Big Lots, Inc.	Laboratory Corp. of America Holdings
CA Inc.	Lender Processing Services, Inc.
Cablevision Systems Corp.	McGraw-Hill Companies
DeVry Inc.	Pitney Bowes Inc.
Expedia	Quest Diagnostics
GameStop Corp.	Washington Post
In addition to our Comparator Group, the Compensation Committee also monitors compensation programs for an Education Peer Group. The Compensation Committee generally does not compare our named executive officers’ compensation levels to the Education Peer Group. However, the Compensation Committee believes that monitoring the compensation levels, overall compensation structure and program design, as well as the financial performance, of this group provides useful information that assists the Compensation Committee in designing our executive compensation programs. Our Education Peer Group is comprised of the following companies:

Bridgepoint Education, Inc.	Education Management Corp.
Capella Education Co.	Grand Canyon Education, Inc.
Career Education Corp.	ITT Education Services, Inc.
Corinthian Colleges, Inc.	Strayer Education, Inc.
DeVry, Inc.	The Washington Post Co.

B.	Risk Assessment
The compensation programs and practices for our named executive officers are structured in a manner that does not encourage unnecessary or excessive risk-taking and that is not reasonably likely to create a material risk for us. Such conclusion is based on the following considerations:

•
The predominant component of the compensation structure for our named executive officers is in the form of long-term equity awards tied to the price of our Class A Common Stock, and increasing levels of compensation are derived from those awards as the stock price appreciates and shareholder value is thereby created. Accordingly, the overall compensation program is structured so as to encourage long-term growth and appreciation in the value of our business and stock price.

•
The performance share units we awarded as part of executive officer compensation for the 2013 fiscal year were tied to strategic financial objectives measured in terms of adjusted free cash flow and net revenue over the applicable multi-year performance period and are capped at three times the target number of performance share units awarded. The more leveraged performance share unit awards we made to Mr. Cappelli were tied to the growth in adjusted operating free cash flow of Apollo Global and were designed to be more entrepreneurial in nature by linking the payout to our success in diversifying our revenue sources. For that reason the payout level was capped at a higher maximum multiple of six times the target number of performance share units awarded. In addition, the portion of Mr. Cappelli’s total direct compensation allocated to his two more leveraged Apollo Global awards (the March 2012 award and his earlier June 2011 award) is limited to 8% (or approximately $1.5 million) of his multi-year targeted total direct compensation for the 2012, 2013 and 2014 fiscal years. Finally, the Compensation Committee has reserved negative discretion to reduce the actual payout under Mr. Cappelli’s Apollo Global awards to a maximum of three times the target number of shares awarded.

•
The variable performance-based annual cash incentive plan for our named executive officers is subject to a maximum dollar limitation per participant that cannot in any instance exceed 200% of annual base salary.

•	Adjustment or Recovery of Awards
At present, we do not have any specific policies to adjust or recoup prior bonus payments or equity awards in the event we are required to restate the financial results on which those payments or awards were based. We have decided to defer the implementation of such a policy until the Securities and Exchange Commission issues regulations governing such recoupment policies.

•	Equity Retention Guidelines and Hedging Policies
In the 2013 fiscal year we updated our equity retention guidelines for the named executive officers. Because of the large drop in our stock price in the last few years, we decided that using a base salary multiple alone was not the most appropriate measure of equity retention to use and that some absolute level of share ownership should also be included in the guidelines. Under the amended guidelines, each of our named executive officers is expected to attain and retain a level of qualifying equity securities, either in the form of shares of our Class A Common Stock or certain equity incentive awards under which such shares may be acquired, with an aggregate value on each periodic measurement date equal to lesser of the applicable multiple of annual base salary or number of shares as follows:

	Equity Retention Guideline (Lesser of)*
Name	Base Salary Multiple	Number of Shares
Dr. Sperling**	N/A	N/A
Mr. Cappelli	5x	100,000
Mr. D’Amico	4x	50,000
Mr. Swartz	2x	20,000
Mr. Martin	2x	20,000
Ms. Bishop	2x	20,000
Mr. Sperling**	N/A	N/A

*
Ownership guidelines (dollar and share thresholds) will be reduced by 50% for Section 16 Officers beginning at age 62. This reduction is intended to permit individuals to begin an orderly process of diversification as the executive approaches normal retirement age of 65.

**
Because Dr. Sperling and Mr. Sperling are the owners, either directly or through a voting trust of 100% of the Company’s Class B Voting Stock, our guidelines do not impose any specific equity retention obligations on them with regard to the Company’s Class A Common Stock.

On a cumulative basis, a covered individual must retain at least 50% of the net shares (after-tax) acquired upon the vesting of restricted stock units. A covered individual must acquire (and thereafter maintain) the required stock ownership within five years of becoming an individual covered by the guidelines (except that individuals covered by the previous guidelines have five years from the date the guidelines were amended this fiscal year in order to meet the required stock ownership under the guidelines).
We also amended our guidelines this fiscal year to prohibit covered individuals from purchasing or selling any publicly traded options for our securities, including the trading of any call or put, the writing of any call or put, hedging or the use of collars.
We do not have any policies prohibiting executives from holding our securities in margin accounts, pledging our securities as collateral for loans or entering into pre-paid variable forward sale contracts covering our securities. However, executive officers are not permitted to engage in short sales of our securities.

V.    FISCAL YEAR 2013 COMPENSATION DECISIONS
Set forth below are the primary components of annual total direct compensation. We also made retention awards during fiscal year 2013 that are discussed in the Executive Summary.

A.	Base Salary
The named executive officers recommended to the Compensation Committee, who concurred, to forego any increase in base salary level for the 2013 fiscal year, except that Mr. Sperling’s annual base salary was increased from $100,000 to $700,000 commensurate with his appointment to Chairman of the Board effective December 31, 2012 and Ms. Bishop’s annual base salary was increased from $390,000 to $420,000 commensurate with her appointment to Vice Chairman of the Board.
The following chart lists the named executive officers who have employment agreements, the minimum level of annual base salary (if any) required under those agreements and their base salary levels for the 2013 fiscal year:

Name	Minimum Base Salary	2013 FY Base Salary
Dr. Sperling	No Stated Minimum	$850,000*
Mr. Cappelli	$700,000	$700,000**
Mr. D’Amico	$525,000	$525,000***

*	Dr. Sperling did not receive a salary increase for the 2013 fiscal year. He retired effective December 31, 2012 and has not been receiving any base salary since that time.

**
Pursuant to the terms of his September 2012 letter agreement, Mr. Cappelli agreed to waive the automatic base salary increase from $700,000 to $750,000 for the period from September 1, 2012 to August 31, 2013, provided for by his April 2011 employment agreement.

***	Mr. D’Amico did not receive a salary increase for the 2013 fiscal year.

B.	Annual Cash Incentive Plan
The potential cash incentives under our executive officer cash incentive plan for the 2013 fiscal year were tied to the Company’s attainment of certain financial and non-financial performance targets that were established for such year. The financial metrics were tied to operating income for the 2013 fiscal year (weighted at 50% of the total bonus potential) and net revenue for such year (weighted at 30%). An additional non-financial performance metric, weighted at 20% of the total bonus potential, was tied to employee productivity, as measured in terms of the relationship between employee headcount and the number of students enrolled in degree programs at the University of Phoenix.
For each financial and non-financial performance goal, we established a threshold, target and maximum performance level with the payouts for attainment of each target determined in accordance with the following schedule:

Level of Attainment for the Particular Performance Goal	Payout Percentage for that Particular Performance Goal
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
The conversion factor for any percentage between threshold level and target level or between target level and maximum level is interpolated on a straight-line basis between the two applicable levels.

The target and actual bonus amounts for our named executive officers were set as follows:

Name	Target Percentage of 2013 Fiscal Year Annual Base Salary (%/$)	Actual Bonus Paid as a Percentage of 2013 Fiscal Year Annual Base Salary (%/$)
Dr. Sperling*	100%	N/A
Mr. Cappelli**	107%	133%
Mr. D’Amico***	100%	134%
Mr. Swartz	75%	101%
Mr. Martin	75%	101%
Ms. Bishop****	100%	124%
Mr. Sperling	100%	134%

*	Dr. Sperling retired from his position as Executive Chairman of the Board effective December 31, 2012 and was not eligible to receive an annual bonus for the 2013 fiscal year.

**
The target bonus amount established and the actual bonus paid to Mr. Cappelli under the plan was in accordance with the terms of his September 2012 letter agreement, in which we agreed to establish Mr. Cappelli’s bonus target at 100% of the $750,000 annual base salary provided for by his April 2, 2011 employment agreement, rather than on the $700,000 annual base salary that he actually received for the 2013 fiscal year, due to his agreement to waive the automatic base salary increase to $750,000 for the 2013 fiscal year provided for by his employment agreement. This resulted in an actual bonus target percentage of 107% of his actual annual base salary. His bonus payout of $931,500 under the plan was 124.2% of this 107% target percentage resulting in an actual bonus payment that was 133% of his actual base salary of $700,000.

***
The target bonus amount established for Mr. D’Amico under the plan was in accordance with the target bonus levels (100% of base salary) set forth in his employment agreement. Because Mr. D’Amico was employed through the last day of our fiscal year, the amount of Mr. D’Amico bonus was calculated and paid, like the other named executive officers’ bonuses, based on the attainment level of the performance goals established by the Compensation Committee in accordance with the terms of the bonus plan and Mr. D’Amico’s employment agreement.

****	Ms. Bishop’s target bonus percentage was 75% prior to her appointment to Vice Chairman of the Board effective December 31, 2012.
(1)    Operating Income. As indicated, the first financial performance goal established under the plan for the 2013 fiscal year was tied to our operating income for that year, as measured on a consolidated basis with our subsidiaries and in accordance with United States generally accepted accounting principles (“GAAP”). The target, threshold, maximum and actual levels that the Compensation Committee set for this particular metric, subject to the adjustments noted below, were as follows:

Goal	Threshold	Target	Maximum	Actual
Operating Income	$525 Million	$579 Million	$670 Million	$709 Million
Our operating income (as adjusted for the add-backs and other items summarized below) for the 2013 fiscal year was $709 million and accordingly exceeded the $670 million maximum level, making the actual level of attainment 200% of target.
The 2013 cash incentive plan provided for certain adjustments to the calculation of the operating income target for that year. Accordingly, the following amounts were added back to our consolidated operating income reported for 2013 fiscal year: (i) any expense for the 2013 fiscal year with respect to the bonuses payable under our various cash bonus plans, including the 2013 fiscal year executive officer cash incentive plan, and profit-sharing plans; (ii) any acquisition costs expensed for the 2013 fiscal year, whether relating to actual or potential acquisitions; (iii) any income or loss attributable to entities acquired during the 2013 fiscal year; (iv) any impairment charges related to goodwill, intangible assets or other long-lived assets that are recorded during the 2013 fiscal year; (v) any gain or loss recognized in connection with the sale of any business or asset disposal not otherwise reported as a discontinued operation; (vi) any restructuring and other charges for such fiscal year; (vii) any employee separation costs recorded for such fiscal year that are outside of normal business operations; (viii) any expense for the 2013 fiscal year with respect to the special cash retention awards that become payable under our various incentive/retention plans; and (ix) any amounts recorded for the 2013 fiscal year relating to judgments, verdicts, or settlements in connection with certain specified litigation matters.

Operating income for the 2013 fiscal year was also subject to the following adjustments:

•
for any business classified as a discontinued operation during the 2013 fiscal year, our reported operating income was increased for any actual operating income, or decreased for any actual operating loss, from the start of the 2013 fiscal year through the date of disposal, and the budgeted operating income included in the annual budget for the 2013 fiscal year presented to our Board of Directors on October 4, 2012 (the “2013 Budget”) for the period from the date of disposal to the end of such fiscal year was added to such reported operating income, and any budgeted operating loss for that period was deducted from such reported operating income; and

•
for other business or asset disposals effected after the start of the 2013 fiscal year that were not otherwise reported as discontinued operations, the budgeted operating income included in the 2013 Budget for the period from the date of disposal to the end of the fiscal year was added to our reported operating income, and budgeted operating loss for such period was deducted from reported operating income.

(2)    Net Revenue. The second financial performance goal was tied to our net revenue for the 2013 fiscal year, as measured on a consolidated basis with our subsidiaries and in accordance with GAAP. The target, threshold and maximum, and actual levels that the Compensation Committee set for this particular metric, subject to the adjustments noted below, were as follows:

Goal	Threshold	Target	Maximum	Actual
Net Revenue	$3.645 billion	$3.715 billion	$3.812 billion	$3.681 billion
Our net revenue (as adjusted below) for the 2013 fiscal year was $3.681 billion and accordingly between the $3.645 Billion threshold level and the $3.715 Billion target level, with the actual level of attainment at 76% of target.
In calculating net revenue for purposes of the 2013 cash incentive plan, the following adjustments were to be made:

•	There was excluded all revenue attributable to companies acquired during the 2013 fiscal year.

•
For any business classified as a discontinued operation during such fiscal year, there was included any actual revenue from the start of the 2013 fiscal year through the date of disposal plus the budgeted revenue for that business that was included in the 2013 Budget for the period from the date of disposal to the end of the 2013 fiscal year.

•
For other business or asset disposals effected after the start of the 2013 fiscal year that were not reported as discontinued operations, there was included the budgeted revenue that was included in the 2013 Budget for the period from the date of disposal to the end of the 2013 fiscal year.

(3)    Employee Productivity. The remaining performance target, weighted at 20%, was tied to an annual employee productivity factor. This metric was measured in terms of the relationship between employee headcount and the number of students enrolled in degree programs at the University of Phoenix determined as follows:
Quarterly Degreed Enrollment*          = Quarterly Employee Productivity Factor
Quarterly Average Employee Headcount**
Quarterly Employee Productivity Factor X 4      = Annual Employee Productivity Factor

*
Degreed Enrollment numbers equal the Degreed Enrollment numbers as reported in Item 1 of the Company’s Annual Report on Form 10-K for the year ended August 31, 2013 under the Heading: “Business-Students-University of Phoenix Degreed Enrollment” for each respective quarter.

**
Quarterly Average Employee Headcount for each quarter was calculated as the 4 point average for that quarter (with the first point measured as of the last day of the month preceding the start of the applicable quarter and the remaining three points measured as of the last day of each month within that quarter) of our total full-time employee and part-time employee headcount (excluding all faculty members and non-US employees) as tracked pursuant to our Hyperion Planning system.

Goal	Threshold	Target	Maximum	Actual
Annual Employee Productivity Factor	20.0	20.2	20.7	20.5
The Annual Employee Productivity Factor achieved for the 2013 fiscal year was 20.5. Accordingly, we attained this particular performance goal at 157% of target level.
The Compensation Committee reserved discretion to reduce by up to 30% the cash bonus amount otherwise payable to the named executive officers based on the levels at which the performance goals for the 2013 fiscal year were attained. The Committee chose to exercise this discretion to reduce the actual amounts payable under the plan for the 2013 fiscal year by 30 percentage points in the case of Mr. Cappelli, as Chief Executive Officer, and by 20 percentage points in the case of all other named executive officers. As noted in the Executive Summary, the Committee believed these reductions were appropriate based upon their review of the overall performance of the Company for the 2013 fiscal year.
As a result, the total bonus earned by Mr. Cappelli under the plan was in a dollar amount equal to 124% of his target bonus for the year and the total bonus earned by each of the other named executive officers under the plan was in a dollar amount equal to 134% of his/her target bonus for the year.

C.	Long-Term Incentives
(1) Award Structure for 2013 Fiscal Year. For the 2013 fiscal year, the Compensation Committee decided to alter the composition of the equity awards that were made to the named executive officers from the composition used for the 2012 fiscal year. The Compensation Committee revised the mix so that the restricted stock units increased in percentage (59% of total grant-date value of equity granted to the executive officers for the 2013 fiscal year versus 55% for the 2012 fiscal year) and the more leveraged forms of award (stock options and performance share units) comprised a smaller percentage of the total grant-date value. The Compensation Committee felt that such change in the composition mix was warranted for the 2013 fiscal year because of the need to enhance retention in the challenging economic and regulatory environments in which we are currently operating.
Based on the formula utilized for the 2013 fiscal year, the aggregate grant-date values of the equity awards made to the named executive officers in July 2012 for the 2013 fiscal year were allocated as shown in the table below. The percentages for Mr. Cappelli relate to the portion of his multi-year awards allocable to the 2013 fiscal year:

	Percentage Allocation of Grant-Date Award Value
Name	RSUs	Stock Options	Apollo Education Group PSUs	Apollo Global PSUs
Dr. Sperling	54%	18%	28%	—%
Mr. Cappelli	55%	22%	15%	8%
Mr. D’Amico	55%	18%	28%	—%
Mr. Swartz	65%	13%	22%	—%
Mr. Martin	69%	10%	21%	—%
Ms. Bishop	87%	1%	12%	—%
Mr. Sperling	95%	—%	5%	—%
The 2013 fiscal year long term incentive equity awards for our named executive officers that were made in July 2012 are shown in the following table and these values are different than the amounts reported in the Summary Compensation Table, which values are calculated in accordance with the SEC’s rules. As noted above in the Executive Summary, Mr. Cappelli did not receive an annual long term equity incentive grant for the 2013 fiscal year, and the amounts shown above for him represent the portion of the grant date value of his multi-year grants allocable to the 2013 fiscal year. The amounts shown for Mr. Cappelli do not include the retention stock option award granted to Mr. Cappelli in December 2012 and noted above in the Executive Summary. For all of the others, the grant-date fair value of stock options is based on a Black-Scholes formula and does not represent the intrinsic value of those options (the excess of the market price of our Class A Common Stock over the exercise price). For restricted stock unit awards, the grant-date value is tied to the market price of the underlying shares of the Class A common stock on the grant date. For performance share unit awards, the grant-date value is tied to the market price of the underlying shares of Class A common stock on the grant date and based on an assumed attainment of target level or other 100% level performance.

	2013 Fiscal Year Grant-Date Award Value (excluding retention awards)
Name	RSUs	Stock Options	Apollo Education Group PSUs	Apollo Global PSUs
Dr. Sperling	$2,315,003	$750,856	$1,185,047	$—
Mr. Cappelli	$3,300,038	$1,318,412	$880,046	$500,035
Mr. D’Amico	$2,190,139	$700,791	$1,110,042	$—
Mr. Swartz	$1,140,131	$220,262	$390,074	$—
Mr. Martin	$690,024	$100,129	$210,082	$—
Ms. Bishop	$515,076*	$8,047	$72,062	$—
Mr. Sperling	$488,557**	$—	$25,620	$—

*
Includes the pro-rata restricted stock unit award approved in January 2013 (with an effective date of May 1, 2013) with a grant date award value of $55,000 in recognition of Ms. Bishop’s appointment to Vice Chairman of the Board effective December 31, 2012.

**
Includes the pro-rata restricted stock unit award approved in January 2013 (with an effective date of May 1, 2013) with a grant date award value of $186,000 in recognition of Mr. Sperling’s appointment to Chairman of the Board effective December 31, 2012.

The equity awards that were made in July 2012 to each named executive officer for the 2013 fiscal year are comprised of three components (with an additional performance share award component tied to the financial performance of Apollo Global for Mr. Cappelli, as noted below):

•
restricted stock unit awards with an initial performance-vesting requirement tied to our attainment of $190 million of adjusted net income for the 2013 fiscal year (which performance-vesting requirement was attained) and an additional 4-year service vesting requirement measured from the effective date of the award;

•	stock options with a 4-year service vesting requirement measured from the effective date of the award; and

•	performance share unit awards with a performance-vesting condition tied to the performance of Apollo Education Group and a 3-year service-vesting requirement.
The performance-vesting requirement for seventy-five percent (75%) of each Apollo Education Group performance share unit award is tied to the dollar amount by which our adjusted free cash flow for our 2015 fiscal year exceeds our adjusted free cash flow for our 2012 fiscal year. Adjusted free cash flow will be determined on a consolidated basis with our consolidated subsidiaries for financial reporting purposes and in accordance with current GAAP and will be confirmed on the basis of our audited financial statements for that fiscal year. However, our adjusted free cash flow will also be subject to a series of adjustments that the Compensation Committee pre-authorized at the time the awards were made.
Following the scheduled August 31, 2015 completion date of our 2015 fiscal year, the Compensation Committee will determine and certify the actual level at which the adjusted free cash flow performance goal has been attained. On the basis of that certified level of attainment, seventy-five percent (75%) of the target number of performance shares authorized for each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 300%) determined in accordance with the schedule below to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of the adjusted free cash flow performance goal. The number of shares so calculated for each named executive officer will constitute his performance-qualified shares with respect to the adjusted free cash flow performance goal.

Adjusted Free Cash Flow $ Growth	Percentage of Target Number of Shares Allocated to Adjusted Free Cash Flow Performance Goal to Qualify as Performance-Qualified Shares
$115 Million or Less	—%
$230 Million	100%
$375 Million or More	300%
The conversion factor for any percentage between threshold level and target level or between target level and maximum level will be interpolated on a straight-line basis between the two applicable levels.
The performance-vesting requirement for the remaining twenty-five percent (25%) of the awarded performance share units is tied to the dollar amount by which our net revenue for the 2015 fiscal year differs (in terms of the dollar amount of the positive increase or the negative decline) from the net revenue realized for the base period coincident with our 2012 fiscal year. Our net revenue will be determined on a consolidated basis with our consolidated subsidiaries for financial reporting purposes and in accordance with current GAAP and will be confirmed on the basis of our audited financial statements for that fiscal year. However, our net revenue will also be subject to a series of adjustments that the Compensation Committee pre-authorized at the time the awards were made.
Following the scheduled August 31, 2015 completion date of our 2015 fiscal year, the Compensation Committee will determine and certify the actual level at which the net revenue performance goal has been attained. On the basis of that certified level of attainment, twenty-five percent (25%) of the target number of performance shares authorized for each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 300%) determined in accordance with the schedule below to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of the net revenue performance goal. The number of shares so calculated for each named executive officer will constitute his performance-qualified shares with respect to the net revenue performance goal.

Net Revenue $ Growth/Decline	Percentage of Target Number of Shares Allocated to Net Revenue Performance Goal to Qualify as Performance-Qualified Shares
($75 Million) or Greater Decline	—%
($25 Million)	100%
$165 Million or Greater Increase	300%
The conversion factor for any percentage between threshold level and target level or between target level and maximum level will be interpolated on a straight-line basis between the two applicable levels.
Since the performance share unit awards also contain a service-vesting component, the actual number of shares of Class A Common Stock in which each named executive officer will vest will be determined by multiplying the aggregate number of shares of Class A common stock into which his performance share units are converted based on the levels at which the two performance goals are attained by a fraction, the numerator of which is the number of fiscal years of employment such named executive officer completes with us within the applicable service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the service period will commence with the September 1, 2012 start date of our 2013 fiscal year and will conclude with the August 31, 2015 end date of our 2015 fiscal year.
(2) Performance Share Unit Awards for Mr. Cappelli. As part of Mr. Cappelli’s multi-year equity awards pursuant to his employment agreement entered into in April 2011, Mr. Cappelli has received the following performance share unit awards:
(i) Apollo Education Group Performance Share Unit Award. Mr. Cappelli received an Apollo Education Group performance share unit award in July 2011. This award covered a target number of 55,617 PSUs.
Eighty percent (80%) of these awarded target PSUs (i.e., 44,493 PSUs) are tied to the average of the actual annual percentage rates of growth or decline in adjusted free cash flow for each of our 2012, 2013 and 2014 fiscal years. Adjusted free cash flow for each applicable fiscal year is based on cash flow from operations for each such fiscal year but will also be subject to a series of adjustments that the Compensation Committee pre-authorized at the time this award was made. Adjusted free cash flow will be determined on a consolidated basis with our consolidated subsidiaries for financial reporting purposes and in accordance with current GAAP and will be confirmed on the basis of our audited financial statements for that fiscal year.
The actual number of PSUs allocated to this performance goal that may be earned ranges from 0% to 200% of the target number of PSUs allotted to this performance goal depending on the level of attainment determined in accordance with the schedule below:

Average of the Annual Percentage Rates of Growth or Decline in Adjusted Free Cash Flow	Percentage of Target Number of Performance Share Units to Qualify as Performance-Qualified Shares*
Threshold: (10%)	50%
Target: (5%)	100%
Maximum: 0% or greater	200%
The performance-vesting requirement for the next ten percent (10%) of the awarded target PSUs (i.e., 5,562 PSUs) is tied to the number of academic credits earned per identified bachelor-degree enrolled University of Phoenix student over a measurement period commencing December 1, 2012 and concluding November 30, 2013. Such performance metric is designated the Average Credit Earned Per Student (“ACEPS I”). ACEPS I is measured in terms of the percentage increase (if any) in the ACEPS I level attained for enrolled bachelor degree students for the measurement period over the corresponding ACEPS I level attained for a baseline period commencing December 1, 2009 and concluding November 30, 2010.
The actual number of PSUs allocated to this performance goal that may be earned ranges from 0% to 200% of the target number of PSUs depending on the level of attainment determined in accordance with the schedule below.

Increase Over ACEPS I Level Calculated for Baseline Period (“Baseline ACEPS I”)	Percentage of Target Number of Performance Share Units to Qualify as Performance-Qualified Shares*
Threshold: 0.00% increase, but no decrease	50%
Target: 3.00% increase over Baseline ACEPS I	100%
Maximum: 6.00% increase over Baseline ACEPS I	200%
The performance-vesting requirement for the final ten percent (10%) of the awarded target PSUs (i.e., 5,562 PSUs) is tied to the number of academic credits earned per identified associate-degree enrolled University of Phoenix student over a measurement period commencing March 1, 2013 and concluding February 28, 2014. Such performance metric is designated the Average Credit Earned Per Student (“ACEPS II”). Accordingly, ACEPS II will be measured in terms of the percentage increase (if any) in the ACEPS II level attained for enrolled associate degree students for the measurement period over the corresponding ACEPS II level attained for a baseline period commencing March 1, 2010 and concluding February 28, 2011.
The actual number of PSUs allocated to this performance goal that may be earned ranges from 0% to 200% of the target number of PSUs depending on the level of attainment determined in accordance with the schedule below.

Increase Over ACEPS II Level Calculated for Baseline Period (“Baseline ACEPS II”)	Percentage of Target Number of Performance Share Units to Qualify as Performance-Qualified Shares*
Threshold: 0.00% increase, but no decrease	50%
Target: 3.00% increase over Baseline ACEPS II	100%
Maximum: 6.00% increase over Baseline ACEPS II	200%
If the attainment level for any of the performance goals described above falls between the stated threshold and target levels or between the stated target and maximum levels, the conversion percentage to be used for determining the number of performance-qualified shares will be calculated on a straight-line interpolation basis between the two applicable levels.
Since the performance share unit awards also contain a service-vesting component, the actual number of shares of Class A Common Stock in which Mr. Cappelli will vest will be determined by multiplying the aggregate number of his performance-qualified shares for the levels at which the three performance goals are attained by a fraction, the numerator of which is the number of fiscal years of employment Mr. Cappelli completes with us within the applicable service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the service period will commence with the September 1, 2011 start date of our 2012 fiscal year and will conclude with the August 31, 2014 end date of our 2014 fiscal year. As of the end of our 2013 fiscal year, no performance-qualified shares have been earned under this award.
It is currently anticipated that no performance qualified shares will be earned by Mr. Cappelli under this award.
(ii) Apollo Global PSU Awards. Mr. Cappelli received an Apollo Global performance share unit award in July 2011 tied to the growth in the adjusted operating free cash flow of our subsidiary, Apollo Global, over a three-year performance period ending with our 2014 fiscal year. This award covered a target number of 21,066 PSUs. In March 2012, Mr. Cappelli received the balance of the multi-year award for the 2012 through 2014 fiscal years provided under his employment agreement in the form of an additional performance share unit award that is also tied to the growth in adjusted operating free cash flow of Apollo Global over a two-year performance period, which also ends with our 2014 fiscal year. This award covered a target number of 12,810 PSUs. Within the time limits prescribed by Code Section 162(m), the Compensation Committee modified the March 2012 award to authorize adjustments to cash flow from operations used to determine adjusted operating free cash flow in order to take into account the impact that dispositions of discontinued operations or other businesses or assets that occur during the Performance Period will have upon Apollo Global’s reported cash flow from operations.

We believe that this entrepreneurial component is appropriate for Mr. Cappelli because of his significant involvement with our Apollo Global subsidiary and the particular leadership and direction he will provide that entity. However, we limited the grant-date fair value of those awards to a relatively small percentage of his total multi-year equity award package so that the predominant portion will remain tied to our financial success and serve as a substantial incentive for him to remain primarily focused on the overall success of the entire organization.
Following the close of our 2014 fiscal year (or any earlier measurement period triggered by a change in control of Apollo Global), the Compensation Committee will determine the amount by which the adjusted operating free cash flow realized by Apollo Global for the applicable measurement period exceeded the adjusted operating free cash flow realized by Apollo Global for the base period. For both the base period and the applicable measurement period, Apollo Global’s cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes and in accordance with current GAAP and form of financial statement presentation in effect on the award date and shall be confirmed on the basis of Apollo Global’s audited financial statements, if available, or otherwise derived from the system of records used to prepare the Company’s audited consolidated financial statements for that period. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for that period.
In October 2013, outside of the time period permitted by Code Section 162(m) (making this award subject to the deduction limits of Code Section 162(m)), the Compensation Committee amended the July 2011 award to authorize the same adjustments to cash flow from operations used to determine adjusted operating free cash flow that had previously been authorized by the Compensation Committee when it amended the March 2012 award in October 2012. In October 2013, the Compensation Committee further amended both the July 2011 and March 2012 awards by reducing the adjusted operating free cash flow increases that must be attained. These amendments were made to reflect the changes to Apollo Global’s operations and expense structure that had occurred since the awards were originally granted and to align the financial targets for the two-year performance period of the March 2012 award with the financial targets for the three-year performance period award of the July 2011 award, as was intended by the Compensation Committee at the time the March 2012 award was made.
On the basis of the amount of the increase in adjusted operating free cash flow, the target number of performance share units awarded to Mr. Cappelli will be multiplied by the applicable percentage (which may range from 0% to 600%) pursuant to the schedules of financial targets set forth below to determine the maximum number of shares of our Class A common stock issuable based on the attained level of the performance goal. The number of share units from such conversion will constitute Mr. Cappelli’s performance-qualified shares.
The applicable formula for effecting such conversion of Mr. Cappelli’s July 2011 award, as modified by the Compensation Committee in October 2013, is as follows:

Adjusted Operating Free Cash Flow Increase, as Modified October 2013	Percentage of Target Number of Performance Share Units to Qualify as Performance-Qualified Shares
$5,700,000 or less	—%
$12,200,000	100%
$17,200,000	200%
$24,700,000	300%
$34,700,000	400%
$49,700,000	500%
$79,700,000 or more	600%

The applicable formula for effecting such conversion of Mr. Cappelli’s March 2012 award, as modified by the Compensation Committee in October 2013, is as follows:

Adjusted Operating Free Cash Flow Increase, as Modified October 2013	Percentage of Target Number of Performance Share Units to Qualify as Performance-Qualified Shares
$30,800,000 or more	—%
$37,300,000	100%
$42,300,000	200%
$49,800,000	300%
$59,800,000	400%
$74,800,000	500%
$104,800,000 or more	600%
Should the amount of such increase fall between two of the levels specified in the above schedule, then the applicable percentage conversion will be interpolated on a straight-line basis between the conversion percentages specified for those two levels.
The Compensation Committee, however, has reserved the discretion to reduce the number of performance-qualified shares of Class A Common Stock resulting from the attained level of the adjusted operating free cash flow increase by an amount up to a maximum of three times the target number of shares subject to these Apollo Global performance share unit awards.
The resulting number of performance-qualified shares of Class A Common Stock in which Mr. Cappelli may vest will also be dependent upon the number of fiscal years of service he completes with us during the applicable service periods. Accordingly, the number of such performance-qualified shares determined for Mr. Cappelli on the basis of the attained increase in adjusted operating free cash flow will be multiplied by a fraction, the numerator of which is the total number of fiscal years of service completed by him within the service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the applicable service period for the July 2011 award will be the three-year period coincident with our 2012 through 2014 fiscal years. The applicable service period for the March 2012 award will be the two-year period coincident with our 2013 and 2014 fiscal years.

D.	Other Executive Benefits, including Perquisites, Retirement Benefits and Non-Qualified Deferred Compensation Program
Executive officers are, in general, entitled to the same employee benefits available to all other full-time employees (subject to the satisfaction of applicable minimum service and other eligibility requirements). Such benefits include vacation accruals, health and welfare benefits and participation in our 401(k) Savings Plan and Employee Stock Purchase Plan.
Our executive officers and other highly compensated employees are also eligible to participate in a deferred compensation plan that allows them the opportunity to defer a portion of their salary each year for subsequent distribution upon their termination of employment or other designated payment date. Additionally, participants in our Executive Officer Performance Incentive Plan are eligible to defer up to seventy-five percent (75%) of their annual bonus under that plan. Participants are also credited each year with the equivalent of any Company matching contributions which they would have otherwise been entitled to receive under the 401(k) Savings Plan had their personal contributions under that plan not been limited by reason of the tax law requirements applicable to tax-qualified retirement plans. During the deferral period, the participants will have the opportunity to earn a notional investment return on their account balance tied to one or more investment funds that track the actual investment funds available under the 401(k) Savings Plan.
In addition, certain perquisites are made available to one or more executive officers, including the personal use of company-provided automobiles (including reimbursement of registration fees, insurance costs and fuel and maintenance expenses), housing allowances and reimbursement of duplicative living costs at secondary business locations, reimbursement of certain personal travel expenses, limited use of company-chartered aircraft for travel by family members of executive officers and limited personal use of the company-owned or leased condominiums. We have adopted formal policies governing the use of company-chartered aircraft and company-owned or leased condominiums. The policies are designed to assure that all personal use of company-provided aircraft or our company-owned or company-leased condominiums is carefully monitored and properly recorded and that any taxable income to the executive officer resulting from such use is accurately reported, with the requisite tax withholdings collected, and any reportable perquisites associated with such use is properly disclosed in accordance with applicable securities law regulations. In addition, the policies require a quarterly report to the Compensation Committee with respect to all personal or non-business use of our company-chartered aircraft or our company-owned condominium by the executive officers during the period covered by the report.

We have a stadium naming rights agreement (the “Stadium Agreement”) with the Arizona Cardinals of the National Football League pursuant to which a number of ancillary benefits are provided as part of the fixed contract fee, including access to a private stadium loft for a limited number of guests for all games played by the Arizona Cardinals at the stadium and certain other sporting and entertainment events held at the stadium, a specified number of additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses to three away games per year for a limited number of guests per trip and fully-paid expenses to the Super Bowl and NFL Pro Bowl each year for a limited number of guests per trip. We have also entered into corporate sponsorship agreements with several other professional sports teams in order to market the University of Phoenix brand and enhance the national recognition of that institution. The corporate sponsorship arrangements are structured in a manner similar to the Stadium Agreement. Accordingly, each corporate sponsorship contract has a fixed term with a specified schedule of annual fees payable by the Company over that term. A number of ancillary benefits are provided under the contract, including access to a private suite for a limited number of guests for all home games and certain other entertainment events held at the facility, additional tickets to all home games played at the facility, and fully-paid expenses (transportation, food and lodging) to a limited number of away games for a limited number of guests per trip. As a result of the fixed fee structure for the Stadium Agreement and the similarly-structured sponsorship arrangements, we do not incur any incremental costs for tickets to the extent one or more named executive officers may have enjoyed the personal use of those ancillary benefits. However, to the extent we did incur incremental costs in purchasing additional tickets to events held at the facility, the incremental cost per ticket (determined by dividing the aggregate out-of-pocket cost we incurred in purchasing those additional tickets by the total number of tickets available to us for the event, including the no-cost tickets provided under the applicable agreement) was allocated to any named executive officer who received for personal use one or more tickets to the event for which we purchased additional tickets. In addition, to the extent we incurred incremental costs in providing catering for such an event, the incremental cost per person (determined by dividing the total catering cost for an event by the total number of attendees to the event) was allocated to any named executive officer who received for personal use one or more tickets to the event. Such incremental cost was taken into account in determining the named executive officer’s potentially disclosable and quantifiable perquisites for the fiscal year. The Company maintains procedures to track and record the disposition of all tickets acquired or purchased pursuant to the Stadium Agreement and the business or personal use of the allotted tickets.
Executive officers who entered our employ after August 25, 2009 are fully reimbursed, on a tax adjusted basis, for the COBRA costs they incur for continued health care coverage for themselves and their spouses and eligible dependents under their prior employer’s group health plan for the period preceding their coverage under our group health care plan, up to a maximum period of three months of such reimbursed coverage.
The Compensation Committee believes that the perquisites available to the executive officers have been set at a reasonable and appropriate level commensurate with their duties and responsibilities and are among the personal benefits typically provided to senior executive officers of companies with which we compete for executive talent. In addition, the reimbursement of certain personal expenses (such as travel costs, housing allowances and reimbursement of duplicative living costs) in lieu of salary increases to cover those recurring expenses avoids the additional costs we might otherwise occur with respect to certain other compensation or employee benefit programs that are tied directly or indirectly to the level of an executive officer’s base salary. Accordingly, the Compensation Committee believes that the overall structure of the executive officer perquisite program serves as a valuable recruiting and retention mechanism for its executive officers and enables us to compete more successfully for qualified executive talent.
Further details regarding executive perquisites and other personal benefits are contained in the Summary Compensation Table and accompanying footnotes that appear later in this Information Statement.
VI.    EMPLOYMENT AGREEMENTS AND POST-TERMINATION PAYMENTS

A.	Employment Agreements and Individual Severance Arrangements
We have an existing employment agreement with Mr. Cappelli. Our previous employment agreement with Dr. Sperling terminated at the time of his retirement as Executive Chairman effective December 31, 2012. Our previous employment agreement with Mr. D’Amico ended August 31, 2013 at the time his employment terminated. These agreements, together with the severance benefits they provide, are summarized in the section of this Information Statement below entitled “Agreements Regarding Employment, Change in Control and Termination of Employment.” We do not maintain employment agreements with any other named executive officers than those named above.
The employment agreement with Dr. Sperling was originally executed in December 1993, when he was serving in the roles of President, Chief Executive Officer and Chairman of the Board, and was continually renewed through successive one-year extensions since the expiration date of the original term in December 1997. The employment agreements with Messrs. Cappelli and D’Amico were each based on arm’s-length negotiation. The compensation package provided under each of those agreements was determined by the Compensation Committee to be fair and reasonable on the basis of the comparative compensation data provided by its independent compensation consultant.

B.	Senior Executive Severance Pay Plan
We also maintain the Senior Executive Severance Pay Plan pursuant to which our executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled are summarized in the section of this Information Statement below entitled “Agreements Regarding Employment, Change in Control and Termination of Employment.”
However, to the extent a named executive officer or other covered individual is entitled to severance benefits under an employment agreement or other severance arrangement in effect with us at the time of his or her termination of employment, then his or her payments under the severance plan will be offset by the severance benefits payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, only Mr. Cappelli has an employment agreement that provides severance benefits in the event his employment is terminated under certain circumstances and those benefits will reduce all or a portion of the potential benefits to which they may otherwise become entitled under the Senior Executive Severance Pay Plan. As described in the section of this Information Statement below entitled “Agreements Regarding Employment, Change in Control and Termination of Employment,” Mr. D’Amico is currently receiving severance benefits pursuant to the terms of his employment agreement. Those severance benefits offset any payment of severance benefits under the Senior Executive Severance Pay Plan.
The receipt of severance benefits under the Senior Executive Severance Pay Plan will be conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against us and our affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.
The Compensation Committee believes that the Senior Executive Severance Pay Plan serves as an important recruitment and retention vehicle that allows us to remain competitive in attracting and retaining executive talent and also reduces the need to execute formal employment agreements with new executives by assuring them of a reasonable severance package in the event their employment were to be involuntarily terminated other than for cause.

C.	Retirement/Deferred Compensation Programs
To date, the principal program we maintain as a retirement-savings vehicle for our named executive officers and other employees is our broad-based 401(k) Savings Plan, a defined contribution plan. In addition, we implemented a new deferred compensation plan in 2012 that will allow our executive officers the opportunity to defer a portion of their base salary and annual bonus each year and earn a notional investment return on their deferred account balance. The plan is described below in the section of this Information Statement entitled “Non-Qualified Deferred Compensation.”

D.	Potential Payments Due upon Termination and/or a Change in Control
Our equity compensation plans provide for accelerated vesting of all outstanding options, restricted stock units and performance share unit awards in the event we undergo certain changes in control or ownership. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate for the following reasons:

•
We rely primarily on long-term equity incentive awards to provide our named executive officers with the opportunity for wealth creation and the accumulation of substantial resources to fund their retirement income, and the Compensation Committee accordingly believes that a change in control event for a controlled-company such as us is an appropriate liquidation point for awards designed for such purposes.

•
By protecting the most significant component of their total direct compensation, the acceleration feature mitigates any potential conflicts of interest that might otherwise arise between the named executive officers and our shareholders and serves as a substantial incentive for those officers to obtain the highest possible value for the shareholders, should we become an acquisition target. It also allows the named executive officers to remain focused on our business operations and strategic objectives without undue concern over their own financial security during periods when substantial disruptions and distractions might otherwise prevail should we become the subject of acquisition overtures.

•
Immediate acceleration preserves the economic value of outstanding equity awards in those instances where the awards would not otherwise be assumed by the acquiring company and would accordingly be cancelled.

The Compensation Committee periodically reviews tally sheets prepared by management and reviewed by its independent compensation consultant indicating the severance benefits to which the named executive officers would be entitled under their existing employment agreements or the Senior Executive Severance Pay Plan were their employment to be terminated under various scenarios, such as an involuntary termination without cause or a resignation for good reason. The tally sheets indicate the total dollar amount of cash severance under each scenario, the intrinsic value of accelerated equity awards using the then-current stock price, the value of cash retention awards, and any other special benefits that would be triggered by the termination event. The Compensation Committee performed such a periodic review in December 2012 and determined that the severance benefits for the named executive officers, as reflected in the tally sheets, were within competitive levels compared to market practice.
Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change in control event are found under the portion of the Executive Compensation section of this Information Statement entitled “Agreements Regarding Employment, Change in Control and Termination of Employment.”
VII. IMPACT OF TAX AND ACCOUNTING
As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of the compensation programs maintained for our executive officers.
To maintain maximum flexibility in designing compensation programs, the Compensation Committee will continue to take tax deductibility into consideration when structuring incentive compensation awards for the named executive officers. However, in establishing the cash and equity incentive compensation programs for the named executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. For example, the annual cash bonus paid to named executive officers and the long-term incentive equity awarded to named executive officers for the 2013 fiscal year are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the retention cash awards that with service-based vesting granted to the named executive officers in 2013 fiscal year are subject to the deduction limits of Code Section 162(m). The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Code Section 162(m) limitation.
The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Education Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2013.
Submitted by:
Roy A. Herberger, Jr., Chair
Ann Kirschner
Manuel F. Rivelo

RISK ASSESSMENT OF COMPENSATION PROGRAMS
The Company undertook a comprehensive review of the various compensation programs maintained throughout the organization to determine whether any of those programs encouraged excess risk taking that might create a material risk to the Company’s economic viability. As the first step in that process, the Human Resources Department compiled an inventory of the various compensation plans and programs, noting their principal features, the potential risks posed to the Company and any mitigating factors, such as payment caps, internal processes for the review and validation of the applicable performance measures and levels of attainment, and the reservation of discretion by the Company or other plan administrator to effect reductions and adjustments to the payout amounts when warranted.
The plan inventory was presented to the Compensation Committee for review. The findings reached by the Compensation Committee with respect to its risk assessment of the compensation programs maintained for the Company’s executive officers are set forth in the Compensation Discussion and Analysis section of this Information Statement.
In conducting their respective reviews, both the Company and the Compensation Committee noted the following additional points with respect to the inventoried plans:

•	The Company’s cash and equity compensation structure is in general applied on a uniform basis throughout the organization.

•
The Company’s management-level employees receive equity awards on a recurring basis. Those awards are either in the form of restricted stock units or a combination of stock option grants, restricted stock units and performance share unit awards that are settled in shares of the Company’s Class A Common Stock. Although stock options have the potential to encourage risk taking, the equity awards of which they are a component vest over a period of years so as to encourage the award recipients to focus on sustaining the Company’s long-term performance. In addition, the equity awards are generally made on an annual basis, and as a result, the Company’s executive officers and other management-level employees typically have unvested awards outstanding that could decrease significantly in value if the Company’s business is not managed for the long-term.

•
The Company also implemented a performance share unit/performance cash bonus award program for key employees of Apollo Global and certain employees of the Company who are significantly involved in the business operations of that entity. The applicable performance-vesting condition for those awards is generally tied to a free cash flow or operating free cash flow metric measured at the Apollo Global level over a multi-fiscal-year period. The awards are more leveraged than the performance share unit awards tied to the Company’s performance in that the maximum payout level under the Apollo Global awards is 600% of target, whereas the maximum payout rate under the Company’s performance share units is set at either 200% or 300% of target. However, the more leveraged nature of the Apollo Global awards is not considered to pose a material adverse risk to the Company. First, the awards are only made to a limited and select group of individuals within the organization. Secondly, there is a cap on both the maximum number of shares issuable and the maximum dollar amount payable on those awards, and such awards are expected to be made on an annual basis to the selected individuals so that they will eventually hold a number of outstanding awards under the program with different performance targets and vesting schedules. Excessive risk taking to earn a maximum return on one year’s award could jeopardize the potential return on the awards for other years. Although most Apollo Global employees receive their long-term incentive awards solely or primarily in the form of such special performance shares and performance cash bonus awards, there are only a small number of employees who receive these Apollo Global awards compared to the overall number of employees who receive long-term incentive awards. Consequently, the aggregate grant-date value of these Apollo Global awards is relatively small in comparison to the aggregate grant-date value of the annual long-term incentive awards made to other individuals throughout the organization that are tied to the Company’s performance or the price of its Class A Common Stock. In addition, for the limited number of Apollo Education Group employees who receive Apollo Global performance share unit/performance cash bonus awards, the total grant-date value of their annual long-term incentive award is allocated in accordance with a portfolio approach that directs the predominant portion of that value into equity awards tied to Company-level performance or the price of its Class A Common Stock. Accordingly, for those Company employees, the special Apollo Global performance share unit/performance cash bonus awards they receive do not comprise a significant component of their total equity compensation package that is likely to encourage excessive risk taking.

•
The Company’s overall compensation structure is not overly weighted toward short-term incentives and, for management-level employees, there is a significant long-term equity award component tied to the value of the Company’s Class A Common Stock. The short-term incentive programs the Company has implemented are subject to a dollar cap per individual tied to a percentage of his or her base salary. As a result, there is a meaningful limitation on the amount of compensation that can be generated from such short-term incentive programs, thereby mitigating the potential for excessive risk taking with respect to short-term goals. In addition, at the executive officer level, the Compensation Committee has reserved the discretion to reduce the bonus amounts payable to the executive officers by taking into account such factors as it deems appropriate, including whether the executive officer has caused the Company to incur any unnecessary or excessive risks.
Based on the foregoing considerations, both the Company and the Compensation Committee concluded that it is not reasonably likely that the Company’s overall employee compensation structure, when analyzed in terms of its organization-wide application or its specific application to its various major business units, would have a material adverse effect upon the Company.

SUMMARY COMPENSATION INFORMATION
The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended August 31, 2013, August 31, 2012 and August 31, 2011, respectively, by the Company’s Principal Executive Officer, Principal Financial Officer, and each of the Company’s three other most highly compensated executive officers whose total compensation for the fiscal year ended August 31, 2013 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. Dr. Sperling and Mr. D’Amico ceased to be executive officers of the Company on December 31, 2012 and August 2, 2013, respectively, but are included in such table on the basis of total compensation for the 2013 fiscal year. The listed individuals shall be hereinafter referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Gregory W. Cappelli,	2013	700,000	—	—	2,891,400(9)	931,500	—	17,466(10)	4,540,366
Chief Executive Officer (Principal Executive Officer)	2012	700,000	—	2,525,802(11)	—	802,221	—	21,122	4,049,145
	2011	620,000(12)	—	19,509,955(13)	3,955,236(14)	1,007,400	—	42,681	25,135,272

Brian L. Swartz,	2013	450,000	—	1,190,039	808,682	452,925	—	1,652(15)	2,903,298
Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2012	450,000	—	1,830,946	220,262	386,785	—	1,558	2,889,551
	2011	425,000	—	2,045,302	355,426	535,181	—	2,742	3,363,651

Sean B.W. Martin,	2013	450,000	—	1,440,107	559,086	452,925	—	6,137(16)	2,908,255
Senior Vice President and General Counsel	2012	450,000	—	1,060,079	100,129	386,785	—	5,100	2,002,093
	2011	412,356(17)	263,000(18)	1,856,056	1,021,750	547,774	—	1,131,047	5,231,983

Peter V. Sperling,	2013	499,452(19)	—	726,078	159,739	670,265(20)	—	22,497(21)	2,078,031
Chairman of the Board

Terri C. Bishop,	2013	409,973(22)	—	570,072	134,786	506,449(23)	—	5,250(24)	1,626,530
Vice Chair of the Board

Dr. John G. Sperling,	2013	314,268(25)	5,000,000(26)	—	—	—	962,560	596,258(27)	6,873,086
Founder and Chairman Emeritus	2012	850,000	—	4,247,200	750,856	974,126	87,475	44,057	6,953,714
	2011	850,000	—	3,232,754	1,018,586	1,427,150	268,558	24,449	6,821,497

Joseph L. D’Amico,	2013	525,000	100,000(28)	—	—	704,550	—	3,153,572(29)	4,483,122
Former President	2012	525,000	—	4,109,594	700,791	601,666	—	65,787	6,002,838
	2011	525,000	—	4,295,228	955,588	881,475	—	47,546	6,704,837

(1)
Includes amounts deferred under the Company’s Employee Savings and Investment Plan, a tax-qualified deferred compensation plan under section 401(k) of the Internal Revenue Code, and the Company’s Deferred Compensation Plan, a non-qualified deferred compensation plan maintained by the Company for a select group of managerial and other highly-compensated employees.

(2)
Includes the aggregate grant-date fair value of the restricted stock units awarded to the named executive officer during the applicable fiscal year, calculated in accordance with Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“ASC 718”), and does not take into account any estimated forfeitures related to service-based vesting conditions. Such grant-date fair value has been calculated on the basis of the fair market value of the Company’s Class A Common Stock on the respective grant date of each RSU award. The following table indicates the grant-date fair value of the RSUs awarded to each named executive officer for each of the covered fiscal years:

Name	2011 FY	2012 FY	2013 FY
Gregory W. Cappelli	15,869,816	28,364	—
Brian L. Swartz	1,770,166	1,140,131	1,190,039
Sean B.W. Martin	1,587,107	690,024	1,440,107
Peter V. Sperling	—	—	726,078
Terri C. Bishop	—	—	570,072
Dr. John G. Sperling	2,245,141	2,315,003	—
Joseph L. D’Amico	3,470,104	2,190,139	—

(3)
Includes the aggregate grant-date fair value of the performance share units tied to Company performance that were awarded to the named executive officer during the applicable fiscal year, calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goals, which is assumed for such purpose to be at target level attainment for each such goal. Such amount does not take into account any estimated forfeitures related to service-vesting conditions. The following table indicates the grant-date fair value of the performance share units awarded assuming payout at target level to each named executive officer for each of the covered fiscal years:

Name	2011 FY	2012 FY*	2013 FY**
Gregory W. Cappelli	2,640,136	1,997,336	—
Brian L. Swartz	275,136	690,815	—
Sean B.W. Martin	268,949	370,055	—
Peter V. Sperling	—	—	—
Terri C. Bishop	—	—	—
Dr. John G. Sperling	987,613	1,932,196	—
Joseph L. D’Amico	825,124	1,919,455	—

*
The grant-date fair value reported for the performance share unit awards made in the 2012 fiscal year also includes the incremental value to the performance share awards made in July 2011 and October 2011 that resulted from the November 2011 adjustment to the threshold, target and maximum levels of attainment for the adjusted free cash flow metric to which 80% of the target shares subject to those particular awards were tied.

**
No performance share units were awarded in the 2013 fiscal year and there was no incremental value to the March 2012 performance share award resulting from the October 2012 adjustment to the definition of the adjusted operating free cash flow metric to which the target shares subject to this particular award were tied.

The grant-date fair value of the performance share units awards made during the 2011, 2012 and 2013 fiscal years assuming payout at maximum level attainment are as follows:

Name	2011 FY	2012 FY	2013 FY
Gregory W. Cappelli	5,280,272	3,994,672	—
Brian L. Swartz	550,272	1,771,703	—
Sean B.W. Martin	537,898	950,191	—
Peter V. Sperling	—	—	—
Terri C. Bishop	—	—	—
Dr. John G. Sperling	1,975,226	5,049,441	—
Joseph L. D’Amico	1,650,248	4,948,951	—

(4)
Includes the $500,102 grant-date fair value of the special performance share units tied to Apollo Global performance that were awarded to Mr. Cappelli during the 2012 fiscal year. Such grant-date fair value was calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goal tied to the amount by which the adjusted operating free cash flow of Apollo Global for the measurement period coincident with the 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the 2012 fiscal year. The calculation is based on the assumption that such performance goal will be attained at the minimum 100% level. However, the calculated amount does not take into account any estimated forfeitures related to service-vesting condition applicable to the award. The grant-date fair value of the special performance share unit assuming payout at maximum level of attainment would be $3,000,614.

(5)
Includes the $1,000,003 grant-date fair value of the special performance share units tied to Apollo Global performance that were awarded to Mr. Cappelli during the 2011 fiscal year. Such grant-date fair value was calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goal tied to the amount by which the adjusted operating free cash flow of Apollo Global for the measurement period coincident with the 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the 2011 fiscal year. The calculation is based on the assumption that such performance goal will be attained at the minimum 100% payout level. However, the calculated amount does not take into account any estimated forfeitures related to service-vesting condition applicable to the award. The grant-date fair value of Mr. Cappelli’s special performance share unit assuming payout at maximum level of attainment would be $6,000,018.

(6)
Represents the aggregate grant-date fair value of the stock options awarded to the named executive officer during the applicable fiscal year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of such grant-date fair value for the fiscal year 2013 awards are set forth in Notes 2 and 16 to the Company’s consolidated financial statements for the year ended August 31, 2013 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2013.

(7)
Represents the year-over-year change in each of the 2011, 2012 and 2013 fiscal years of the present value of Dr. Sperling’s pension benefit payable pursuant to his deferred compensation agreement with the Company dated December 31, 1993.

(8)
We incur no incremental cost in providing to one or more named executive officers the allotted tickets or trips, or access to the private stadium loft that we receive in connection with the Stadium Agreement and other similar corporate sponsorship agreements discussed in the “Other Executive Benefits, including Perquisites, Retirement Benefits and Non-Qualified Deferred Compensation Program” subsection of the “Compensation Discussion & Analysis” section above. However, when we do purchase additional tickets to any event, any reportable executive officer perquisites with respect to that event are determined on an average cost per ticket basis. Such average cost is determined by dividing the aggregate cost we incur for the additional tickets by the total number of tickets available to us for that event, including the no-cost tickets provided under the applicable contract.

(9)	Represents a special retention stock option award made to the named executive officer during the 2013 fiscal year.

(10)
Represents (i) a matching contribution in the amount of $3,825 made by the Company to the named executive officer’s account under the Company’s Employee Savings and Investment Plan, (ii) $576 relating to personal use of the Company-owned condominium by members of Mr. Cappelli’s family, (iii) $7,320 relating to the reimbursement of commuting costs, (iv) $5,333 relating to travel, meal and ticket expenses for the attendance of Mr. Cappelli’s spouse, family and guests at Company events, (v) $81 relating to golf expenses, and (vi) $326 relating to personal liability insurance covering Mr. Cappelli. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Members of Mr. Cappelli’s family also used a Company-owned vehicle and traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(11)
Represents the remainder of the three-year aggregated performance share award and restricted stock unit award to which Mr. Cappelli was entitled pursuant to the terms of his extended April 2011 employment agreement with the Company but which was not made until March 2012.

(12)	Calculated based on an annual rate of base salary of $600,000 for the period September 1, 2010 to March 31, 2011 and $650,000 for the period April 1, 2011 to August 31, 2011.

(13)
Includes a three-year aggregated restricted stock unit award that was made to Mr. Cappelli during the 2011 fiscal year in connection with the April 2011 extension of his employment agreement in lieu of a series of annual restricted stock unit awards for the 2012, 2013 and 2014 fiscal years.

(14)
Represents a three-year aggregated stock option award that was made to Mr. Cappelli during the 2011 fiscal year in connection with the April 2011 extension of his employment agreement in lieu of a series of annual stock option awards for the 2012, 2013 and 2014 fiscal years.

(15)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings and Investment Plan.

(16)
Represents (i) a matching contribution in the amount of $5,250 made by the Company to the named executive officer’s account under the Company’s Employee Savings and Investment Plan and (ii) an $887 Company contribution to the Company’s Deferred Compensation Plan for the named executive officer.

(17)	Calculated based on an annual rate of base salary of $435,000 for the period September 20, 2010 to August 31, 2011.

(18)	Represents a sign-on bonus paid to Mr. Martin during fiscal year 2011.

(19)	Calculated based on an annual rate of base salary of $100,000 for the period September 1, 2012 to December 31, 2012, and $700,000 for the period January 1, 2013 to August 31, 2013.

(20)
The threshold, target and maximum levels of attainment for the performance goals under the Executive Officer Performance Incentive Plan for Mr. Sperling were increased by the Compensation Committee on December 12, 2012 to reflect his new base salary for his position as Chairman of the Board, effective December 31, 2012.

(21)
Represents (i) a matching contribution in the amount of $9,098 made by the Company to the named executive officer’s account under the Company’s Employee Savings and Investment Plan, (ii) an $887 Company contribution to the Company’s Deferred Compensation Plan for the named executive officer, (iii) $2,999 in insurance costs allocated to Mr. Sperling’s personal use of vehicles owned by the Company, (iv) $9,187 in fuel and maintenance costs allocated to Mr. Sperling’s personal use of vehicles owned by the Company, and (v) $326 relating to personal liability insurance covering Mr. Sperling.

(22)	Calculated based on an annual rate of base salary of $390,000 for the period September 1, 2012 to December 31, 2012, and $420,000 for the period January 1, 2013 to August 31, 2013.

(23)
The threshold, target and maximum levels of attainment for the performance goals under the Executive Officer Performance Incentive Plan for Ms. Bishop were increased by the Compensation Committee on December 12, 2012 to reflect her new base salary for her position as Vice Chair of the Board, effective December 31, 2012.

(24)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings and Investment Plan.

(25)	Calculated based on an annual rate of base salary of $850,000 for the period September 1, 2012 to December 31, 2012, plus payment of accrued vacation in the amount of $30,159.

(26)
Represents a one-time special retirement bonus of $5,000,000 paid to Dr. Sperling in recognition of his many years of service with the Company and the important contributions he has made as leader and visionary.

(27)
Represents (i) $566,667 in total monthly installments of Dr. Sperling’s lifetime annuity of $850,000 paid during fiscal year 2013 pursuant to his deferred compensation agreement with the Company dated December 31, 1993 , (ii) $1,425 in insurance costs allocated to Dr. Sperling’s personal use of vehicles owned by the Company prior to Dr. Sperling’s retirement, (iii) $3,155 relating to reimbursement of personal transportation costs during the 2013 fiscal year, (iv) $19,266 representing the fair market value of the two company-owned vehicles transferred to Dr. Sperling as part of his post-retirement benefit package, and (v) $5,745 in reimbursement of out-of-pocket costs incurred for continued medical and dental care coverage under the Company’s self-insured employee group health plan, in accordance with Dr. Sperling’s post-retirement benefit package. Additionally, the Company provides office space and related services to Ms. Darby E. Shupp (a member of the Company’s Board of Directors) in her capacity as an executive employee of one of Dr. Sperling’s companies; and Dr. Sperling’s administrative assistant for Company matters, who is employed by the Company, also provides assistance with his personal matters. However, the Company does not believe that any incremental costs have been incurred in connection with these items and accordingly no additional amount is reflected for such perquisites in column (i) for any of the 2013, 2012 and 2011 fiscal years.

(28)
Represents the first installment of the March 2013 cash retention award that is scheduled to vest on March 29, 2014. Such first installment was paid in advance to recipients of this award, including Mr. D’Amico, during the 2013 fiscal year. In accordance with the terms of the award agreement, this installment vested when Mr. D’Amico’s employment terminated.

(29)
Represents (i) $2,640,761 in cash severance payable to Mr. D’Amico in connection with his termination on August 30, 2013, (ii) the unvested portion of the November 2012 and March 2013 cash retention bonuses not previously paid to Mr. D’Amico in the amounts of $250,000 and $200,000, respectively, which vested in full upon Mr. D’Amico’s termination, (iii) a matching contribution in the amount of $5,250 made by the Company to his account under the Company’s Employee Savings and Investment Plan, (iv) an $887 Company contribution to the Company’s Deferred Compensation Plan for the named executive officer, (v) $22,201 relating to the reimbursement of personal transportation costs, (vi) $4,147 relating to travel and meal expenses for the attendance of Mr. D’Amico’s spouse and guests at Company events, (vii) $326 relating to personal liability insurance covering Mr. D’Amico, and (viii) $30,000 reimbursement of duplicative living costs incurred by Mr. D’Amico in his secondary business location. In addition, Mr. D’Amico received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

GRANTS OF PLAN-BASED AWARDS
The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2013 fiscal year under a compensation plan.

Name	Grant Date	Date of Pre-Authorization (1)	Potential Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Equity Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory W. Cappelli	11/20/12	10/19/12	375,000	750,000	1,500,000	—	—	—	—	—	—
	3/29/12	—	—	—	—	—	(4)	(4)	—	—	(4)
	3/14/13	11/2/12	—	—	—	—	—	—	600,000(5)	16.75	2,891,400

Brian L. Swartz	11/20/12	10/19/12	168,750	337,500	675,000	—	—	—	—	—	—
	8/13/13	8/5/13	—	—	—	—	59,324(6)	—	—	—	1,190,039
	8/13/13	8/5/13	—	—	—	—	—	—	104,612(8)	20.06	808,682

Sean B.W. Martin	11/20/12	10/19/12	168,750	337,500	675,000	—	—	—	—	—	—
	8/13/13	8/5/13	—	—	—	—	46,860(6)	—	—	—	940,011
	8/13/13	8/5/13	—	—	—	—	24,930(7)	—	—	—	500,096
	8/13/13	8/5/13	—	—	—	—	—	—	72,324(8)	20.06	559,086

Peter V. Sperling	11/20/12	10/19/12	249,726	499,452	998,904	—	—	—	—	—	—
	5/1/13	1/8/13	—	—	—	—	10,512(9)	—	—	—	186,062
	8/13/13	8/5/13	—	—	—	—	26,920(6)	—	—	—	540,016
	8/13/13	8/5/13	—	—	—	—	—	—	20,664(8)	20.06	159,739

Terri C. Bishop	11/20/12	10/19/12	188,692	377,384	754,767	—	—	—	—	—	—
	5/1/13	1/8/13	—	—	—	—	3,108(9)	—	—	—	55,012
	8/13/13	8/5/13	—	—	—	—	25,676(6)	—	—	—	515,060
	8/13/13	8/5/13	—	—	—	—	—	—	17,436(8)	20.06	134,786

Dr. John G. Sperling	—	—	—	—	—	—	—	—	—	—	—

Joseph L. D’Amico	11/20/12	10/19/12	262,500	525,000	1,050,000	—	—	—	—	—	—

(1)
The Compensation Committee pre-authorized the basic structure for non-equity incentive awards on October 19, 2012, and established the threshold, target, and maximum levels of attainment for the related performance goals on November 20, 2012. The Compensation Committee pre-authorized equity awards on August 5, 2013 to become effective at the close of business on August 13, 2013. The March 14, 2013 equity award made to Mr. Cappelli was pre-authorized by the Compensation Committee on November 2, 2012, and the March 14, 2013 grant date of the award was authorized by the Compensation Committee on December 12, 2012. The May 1, 2013 equity awards made to Mr. Sperling and Ms. Bishop were pre-authorized by the Compensation Committee on January 8, 2013, and the May 1, 2013 grant date of the awards were authorized by the Compensation Committee on January 28, 2013.

(2)
Reflects potential cash payouts under the Company’s Executive Officer Performance Incentive Plan for the 2013 fiscal year. 50% of the potential payout was tied to the attainment of a designated level of operating income for the 2013 fiscal year, 30% was tied to the attainment of a designated level of net revenue for the 2013 fiscal year, and the remaining 20% was tied to the attainment of a non-financial goal that was measured in terms of employee productivity. Threshold, target and maximum levels of attainment were pre-established by the Compensation Committee for each goal. In addition, the Compensation Committee reserved the discretion to reduce the bonus amount by up to 30%. The threshold, target and maximum levels of attainment for Mr. Sperling and Ms. Bishop were increased by the Compensation Committee on December 12, 2012 to reflect the new base salaries for their positions as Chairman of the Board and Vice Chair of the Board, respectively, effective December 31, 2012. Based on the actual level at which each of the applicable performance goals was attained and the Compensation Committee’s decision to exercise negative discretion over the amounts payable under such awards, the actual bonus amount paid to Mr. Cappelli and each of the other named executive officers was at 124.2% and 134.2%, respectively, of the target level indicated for the named executive officer in the above table. A description of the principal provisions of the Executive Officer Performance Incentive Plan for the 2013 fiscal year is set forth below.

(3)
The reported values include the grant-date fair values of the following awards: (i) stock option grants and (ii) restricted stock unit awards with both performance-vesting and service-vesting conditions. The dollar value reported under Grant-Date Fair Value of Equity Awards with respect to stock options represents the grant-date fair value of each option determined in accordance with the provisions of ASC 718. A discussion of the valuation assumptions used in the ASC 718 calculation of grant-date fair value is set forth in Notes 2 and 16 to the Company’s audited financial statements for the fiscal year ended August 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2013. The dollar value reported under Grant-Date Fair Value of Equity Awards with respect to the restricted stock unit awards represents the grant-date fair value of each such award that is, in accordance with ASC 718, equal to the fair market value of the underlying shares of the Company’s Class A Common Stock on the grant date.

(4)
In October 2012, the March 2012 performance share unit award to Mr. Cappelli was modified to adjust the calculation of the adjusted operating free cash flow metric to which those particular performance share units were tied. There was no incremental value in such award resulting from such modification. In determining any potential incremental value, the grant-date fair value of this award immediately before and immediately after the adjustment was, in accordance with ASC 718, calculated on the basis of the probable outcome of the applicable performance goal and the number of shares of Class A Common Stock that would result from such projected outcome. For purposes of such calculation, the probable outcome of the adjusted operating free cash flow metric was measured immediately before and immediately after the adjustment. The grant-date fair value was not reduced for any estimated forfeitures related to service-vesting conditions.

(5)
The stock options will vest and become exercisable for the underlying shares as follows: 20% of the options will vest on December 12, 2013, and the balance will vest in two successive equal installments on August 31, 2014 and February 12, 2015, respectively, provided the named executive officer continues in the Company’s employ through each such vesting date, subject to full vesting acceleration in the event of a change in control of the Company.

(6)
Represents a restricted stock unit award with both performance-vesting and service-vesting conditions. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. The performance-vesting condition is the Company’s attainment of adjusted net income of not less than $75 million for the fiscal year ending August 31, 2014. Upon the attainment of the applicable 2014 fiscal year adjusted net income performance goal, one fourth of the restricted stock units will vest, and the balance of the restricted stock units will vest in three successive equal annual installments on each of the second, third and fourth one-year anniversaries of the August 13, 2013 grant date, provided the named executive officer continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(7)
Represents a special restricted stock unit award with both performance-vesting and service-vesting conditions. Each restricted stock unit that vests will entitle the named executive officer to receive one share of the Company’s Class A Common Stock on the designated issuance date for that share. The performance-vesting condition is the Company’s attainment of adjusted net income of not less than $75 million for the fiscal year ending August 31, 2014. Upon the attainment of the applicable 2014 fiscal year adjusted net income performance goal, 20% of the restricted stock units will vest, and the balance of the restricted stock units will vest in two successive equal annual installments on each of the second and third one-year anniversaries of the August 13, 2013 grant date, provided the named executive officer continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(8)
The shares covered by each option will vest in four successive equal annual installments on each of the first four one-year anniversaries of the indicated grant date for that award, provided the named executive officer continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration in the event of a change in control of the Company.

(9)
Represents a special restricted stock unit award with both performance-vesting and service-vesting conditions. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. The performance-vesting condition is the Company’s attainment of adjusted net income of not less than $190 million for the fiscal year ending August 31, 2013 and was attained. Consequently, one fourth of the restricted stock units vested August 31, 2013, and the balance of the restricted stock units will vest in three successive equal annual installments on each of the July 2, 2014, July 2, 2015 and July 2, 2016 vesting dates, provided the named executive officer continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.
Executive Officer Performance Incentive Plan. On November 20, 2012, the Compensation Committee approved and implemented the Executive Officer Performance Incentive Plan for the 2013 fiscal year. The Plan was last approved by shareholders on October 6, 2011. The potential cash bonus payable under such plan was tied to the Company’s attainment of certain financial and non-financial performance goals that were established by the Compensation Committee for the 2013 fiscal year within the time prescribed by Code Section 162(m). The first two performance metrics were financial and were tied to operating income and net revenue, weighted at 50% and 30%, respectively, of the total bonus potential for the 2013 fiscal year, subject to certain adjustments also pre-authorized by the Compensation Committee. An additional non-financial performance metric, weighted at 20% of the total bonus potential, was pre-established in the area of employee productivity. Further information concerning such performance goals, the authorized adjustments to the operating income and net revenue metrics, and the threshold, target and maximum levels of attainment set for each goal may be found in the “Annual Cash Incentive Plan” subsection of the “Compensation Discussion & Analysis” section above.
The actual cash bonus amount that each named executive officer could earn under the plan for the 2013 fiscal year ranged from 0% to 200% of the target bonus amount.
Information concerning the actual incentive bonus earned under the plan by each named executive officer is set forth in the “Summary Compensation Information” table above. For further information concerning the Executive Officer Performance Incentive Plan, please see the “Compensation Discussion & Analysis” section above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of August 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory W. Cappelli	149,711	—	59.00	9/4/13	—	—	—	—
	117,500	117,500(3)	39.88	4/12/17	—	—	—	—
	387	385(4)	47.47	7/5/17	—	—	—	—
	—	600,000(5)	16.75	3/13/17	—	—	—	—
	—	—	—	—	1,925(6)	35,747	—	—
	—	—	—	—	124,104(7)	2,304,611	—	—
	—	—	—	—	27,450(8)	509,747	—	—
	—	—	—	—	—	—	21,066(9)	391,196
	—	—	—	—	—	—	55,617(10)	1,032,808
	—	—	—	—	—	—	12,810(11)	237,882

Brian L. Swartz	6,032	—	68.75	4/3/15	—	—	—	—
	22,432	—	67.90	7/1/15	—	—	—	—
	28,269	9,423(12)	42.27	7/5/16	—	—	—	—
	9,614	9,614(13)	47.47	7/5/17	—	—	—	—
	3,832	11,496(14)	36.34	7/1/18	—	—	—	—
	—	104,612(15)	20.06	8/12/19	—	—	—	—
	—	—	—	—	3,788(16)	70,343	—	—
	—	—	—	—	8,036(17)	149,229	—	—
	—	—	—	—	9,692(18)	179,980	—	—
	—	—	—	—	3,304(19)	61,355	—	—
	—	—	—	—	20,433(20)	379,441	—	—
	—	—	—	—	59,324(21)	1,101,647	—	—
	—	—	—	—	—	—	5,349(22)	99,331
	—	—	—	—	—	—	5,796(23)	107,632
	—	—	—	—	—	—	1,185(24)	22,005
	—	—	—	—	—	—	10,734(25)	199,330

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Sean B.W. Martin	16,995	5,665(12)	36.58	10/14/16	—	—	—	—
	16,004	16,004(26)	36.58	10/14/16	—	—	—	—
	5,552	5,552(13)	47.47	7/5/17	—	—	—	—
	1,742	5,226(14)	36.34	7/1/18	—	—	—	—
	—	72,324(15)	20.06	8/12/19	—	—	—	—
	—	—	—	—	4,512(27)	83,788	—	—
	—	—	—	—	2,300(16)	42,711	—	—
	—	—	—	—	1,420(17)	26,369	—	—
	—	—	—	—	6,532(18)	121,299	—	—
	—	—	—	—	14,241(20)	264,455	—	—
	—	—	—	—	24,930(28)	462,950	—	—
	—	—	—	—	46,860(21)	870,190	—	—
	—	—	—	—	—	—	3,249(22)	60,334
	—	—	—	—	—	—	3,162(23)	58,718
	—	—	—	—	—	—	594(24)	11,031
	—	—	—	—	—	—	5,781(25)	107,353

Peter V. Sperling	50,000	—	60.90	10/20/13	—	—	—	—
	20,000	—	72.82	9/24/14	—	—	—	—
	30,000	—	67.03	11/7/15	—	—	—	—
	25,000	—	51.33	6/23/16	—	—	—	—
	8,000	—	58.03	7/3/17	—	—	—	—
	8,000	—	76.38	10/25/17	—	—	—	—
	9,710	—	55.46	7/10/14	—	—	—	—
	5,916	—	67.90	7/1/15	—	—	—	—
	10,170	—	67.90	7/1/15	—	—	—	—
	6,135	2,045(12)	42.27	7/5/16	—	—	—	—
	1,236	1,236(13)	47.47	7/5/17	—	—	—	—
	—	20,664(15)	20.06	8/12/19	—	—	—	—
	—	—	—	—	822(16)	15,265	—	—
	—	—	—	—	2,812(18)	52,219	—	—
	—	—	—	—	14,127(20)	262,338	—	—
	—	—	—	—	26,920(21)	499,904	—	—
	—	—	—	—	—	—	1,161(22)	21,560
	—	—	—	—	—	—	330(23)	6,128
	—	—	—	—	—	—	705(25)	13,092

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Terri C. Bishop	2,000	—	71.21	11/1/15	—	—	—	—
	52,500	—	51.33	6/23/16	—	—	—	—
	1,250	—	71.23	8/6/14	—	—	—	—
	15,243	—	69.51	10/31/14	—	—	—	—
	21,160	—	67.90	7/1/15	—	—	—	—
	4,368	4,368(13)	47.47	7/5/17	—	—	—	—
	140	420(14)	36.34	7/1/18	—	—	—	—
	—	17,436(15)	20.06	8/12/19	—	—	—	—
	—	—	—	—	4,732(16)	87,873	—	—
	—	—	—	—	5,674(17)	105,366	—	—
	—	—	—	—	5,610(18)	104,178	—	—
	—	—	—	—	11,826(20)	219,609	—	—
	—	—	—	—	25,676(21)	476,803	—	—
	—	—	—	—	—	—	2,766(23)	51,365
	—	—	—	—	—	—	1,983(25)	36,824

Dr. John G. Sperling	—	—	—	—	—	—	10,116(22)(29)	187,854
	—	—	—	—	—	—	6,935(23)(30)	128,783

Joseph L. D’Amico	29,116	—	67.90	7/1/2015	—	—	—	—
	75,033	25,011(31)	42.27	7/5/2016	—	—	—	—
	25,402	25,402(32)	47.47	7/5/2017	—	—	—	—
	12,192	36,576(33)	36.34	7/1/2018	—	—	—	—
	—	—	—	—	10,055(34)	186,271	—	—
	—	—	—	—	22,330(35)	414,668	—	—
	—	—	—	—	45,201(36)	839,383	—	—
	—	—	—	—	—	—	14,196(22)	263,620
	—	—	—	—	—	—	17,382(23)	322,784
	—	—	—	—	—	—	2,370(24)	44,011
	—	—	—	—	—	—	30,546(25)	567,239

(1)
The unvested portion of each outstanding stock option, restricted stock unit award and performance share unit award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate of not less than 100%. In addition, Mr. Cappelli and Mr. D’Amico are entitled to special service-vesting credits (including, for Mr. D’Amico, post-employment service-vesting continuation) with respect to their awards in accordance with the terms of their respective employment agreements with the Company. For further information concerning those special service-vesting features, please see the section below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”

(2)	Based on the $18.57 closing selling price per share of the Company’s Class A Common Stock on August 31, 2013.

(3)
These particular options were awarded on April 13, 2011, and will vest in two successive equal annual installments on April 13, 2014 and April 13, 2015, respectively, upon Mr. Cappelli’s continuation in the Company’s employ through each such annual vesting date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(4)
These particular options were awarded on July 6, 2011, and will vest in two successive equal annual installments on April 13, 2014 and April 13, 2015, respectively, upon Mr. Cappelli’s continuation in the Company’s employ through each such annual vesting date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(5)
These particular options were awarded on March 14, 2013, and will vest as follows: 20% of the options will vest on December 12, 2013, and the balance will vest in two successive equal installments on August 31, 2014 and February 12, 2015 upon Mr. Cappelli’s continuation in the Company’s employ through each such vesting date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(6)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued upon Mr. Cappelli’s continuation in the Company’s employ through September 15, 2013. However, the RSUs will vest in full on an accelerated basis upon Mr. Cappelli’s death or upon certain changes in control of the Company, with the shares that so vest to be issued as soon as practicable following the acceleration event.

(7)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in a series of two successive equal annual installments on April 13, 2014 and April 13, 2015, respectively, upon Mr. Cappelli’s continuation in service with the Company through each such date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(8)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued April 13, 2014 upon Mr. Cappelli’s continuation in service with the Company through such date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(9)
These performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company’s 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company’s 2011 fiscal year. For both the base period and the applicable measurement period, Apollo Global’s cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Cappelli’s award by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. Mr. Cappelli will vest in one-third of the shares of the Company’s Class A Common Stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2012, 2013 and 2014 fiscal years) that Mr. Cappelli remains in the Company’s employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. In addition, the performance shares will immediately convert into fully-vested shares of the Company’s Class A Common Stock at target level or above upon certain changes in control or ownership of Apollo Global or the Company.

(10)
These performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company’s adjusted free cash flow for each of the Company’s 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company’s Class A Common Stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. Mr. Cappelli will vest in one-third of the shares of the Company’s Class A Common Stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2012, 2013, and 2014 fiscal years) that Mr. Cappelli remains in the Company’s employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(11)
These performance share units were awarded on March 29, 2012 and have both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company’s 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company’s 2012 fiscal year. For both the base period and the applicable measurement period, Apollo Global’s cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Cappelli’s award by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. Mr. Cappelli will vest in one-half of the shares of the Company’s Class A Common Stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2013 and 2014 fiscal years) that Mr. Cappelli remains in the Company’s employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. In addition, the performance shares will immediately convert into fully-vested shares of the Company’s Class A Common Stock at target level or above upon certain changes in control or ownership of Apollo Global or the Company.

(12)	These particular options will vest on July 6, 2014 upon the named executive officer’s continuation in the Company’s employ through such vesting date.

(13)
These particular options will vest in two successive equal annual installments on July 6, 2014 and July 6, 2015, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(14)
These particular options will vest in three successive equal annual installments on July 2, 2013, July 2, 2014, and July 2, 2015, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(15)
These particular options will vest in four successive equal annual installments on August 13, 2014, August 13, 2015, August 13, 2016, and August 13, 2017, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(16)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued on July 6, 2014 upon the named executive officer’s continuation in the Company’s employ through such vesting date.

(17)
These particular restricted stock units were awarded on January 14, 2011 and will vest and the underlying shares of Class A Common Stock will be issued on September 15, 2013 upon the named executive officer’s continuation in the Company’s employ through such vesting date. However, the RSUs will vest in full on an accelerated basis upon an involuntary termination of the named executive officer’s service without cause, with the shares that so vest to be issued as soon as practicable following the acceleration event.

(18)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in two successive equal annual installments on July 6, 2014 and July 6, 2015, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(19)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in two successive equal annual installments on July 2, 2014 and July 2, 2015, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(20)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in three successive equal annual installments on July 2, 2014, July 2, 2015, and July 2, 2016, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(21)
These particular restricted stock units were awarded on August 13, 2013 and have both performance-vesting and service-vesting components. Upon the attainment of the applicable 2014 fiscal year adjusted net income performance goal, one-fourth of the restricted stock units will vest and the underlying shares of Class A Common Stock will be issued, and the balance of the restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in a series of three successive equal annual installments on August 13, 2015, August 13, 2016, and August 13, 2017, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(22)
These performance share units were awarded on July 6, 2010 and had both performance-vesting and service-vesting conditions. Due to the non-attainment of the performance goal associated with these performance share units, they were canceled subsequent to year-end by the Compensation Committee, and none were converted into any shares of Class A Common Stock.

(23)
These performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company’s adjusted free cash flow for each of the Company’s 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company’s Class A Common Stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. The named executive officer will vest in one-third of the shares of the Company’s Class A Common Stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2012, 2013, and 2014 fiscal years) that the named executive officer remains in the Company’s employ. Additionally, under the terms of Mr. D’Amico’s employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award.

(24)
These performance share units were awarded on October 5, 2011 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company’s adjusted free cash flow for each of the Company’s 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company’s Class A Common Stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. The named executive officer will vest in one-third of the shares of the Company’s Class A Common Stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2012, 2013, and 2014 fiscal years) that the named executive officer remains in the Company’s employ. Additionally, under the terms of Mr. D’Amico’s employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award.

(25)
These performance share units were awarded on July 2, 2012 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 75% of the performance shares is tied to the amount by which the adjusted free cash flow realized by the Company for the twelve-month period ending August 31, 2015 exceeds the adjusted free cash flow realized by the Company for the twelve-month period ending August 31, 2012, and the performance-vesting requirements for remaining 25% are tied to the amount by which the net revenue realized by the Company for the twelve-month period ending August 31, 2015 differs (in terms of the dollar amount of the positive increase or the negative decline) from net revenue realized by the Company for the twelve-month period ending August 31, 2012. The levels at which the various performance goals are attained will determine the actual number of shares of the Company’s Class A Common Stock into which the performance shares will be converted. The conversion percentages will range from 0% for non-attainment to 100% at minimum level attainment and up to 300% at maximum level attainment or above. The named executive officer will vest in one-third of the shares of the Company’s Class A Common Stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2013, 2014, and 2015 fiscal years) that the named executive officer remains in the Company’s employ. Additionally, under the terms of Mr. D’Amico’s employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award.

(26)
These particular options will vest in two successive equal annual installments on the third and fourth one-year anniversaries of the October 15, 2010 grant or vesting commencement date upon the officer’s continuation in the Company’s employ through each such annual vesting date.

(27)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in two successive equal annual installments on the third and fourth one-year anniversaries of the October 15, 2010 grant or vesting commencement date for the award upon the officer’s continuation in the Company’s employ through each such annual vesting date.

(28)
These particular restricted stock units were awarded on August 13, 2013 and have both performance-vesting and service-vesting components. Upon the attainment of the applicable 2014 fiscal year adjusted net income performance goal, 20% of the restricted stock units will vest and the underlying shares of Class A Common Stock will be issued, and the balance of the restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in a series of two successive equal annual installments on August 13, 2015 and August 13, 2016, respectively, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(29)
As noted in footnote 22, these performance share units were awarded on July 6, 2010 and had both performance-vesting and service-vesting conditions. The amount of shares shown for Dr. Sperling represent two-thirds of his target amount of shares due to the fact that Dr. Sperling completed only two full fiscal years within the specified service period for this award prior to his retirement and, therefore, was only eligible to vest in two-thirds of any shares of the Company’s Class A Common Stock into which this performance share award was converted.

(30)
As noted in footnote 23, these performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting conditions. The amount of shares shown for Dr. Sperling represent one-third of his target amount of shares due to the fact that Dr. Sperling completed only one full fiscal year within the specified service period for this award prior to his retirement and, therefore, will only vest in one-third of any shares of the Company’s Class A Common Stock into which this performance share award is converted.

(31)
These particular options will vest on July 6, 2014. Under the terms of his employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award. Mr. D’Amico will have until July 5, 2015 to exercise these particular options.

(32)
These particular options will vest in two successive equal annual installments on July 6, 2014 and July 6, 2015, respectively. Under the terms of his employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award. Mr. D’Amico will have until July 5, 2016 to exercise these particular options.

(33)
These particular options will vest in three successive equal annual installments on July 2, 2014, July 2, 2015, and July 2, 2016, respectively. Under the terms of his employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award. Mr. D’Amico will have until July 5, 2017 to exercise these particular options.

(34)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued on July 6, 2014. Under the terms of his employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award.

(35)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in two successive equal annual installments on July 6, 2014 and July 6, 2015, respectively. Under the terms of his employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award.

(36)
These particular restricted stock units will vest and the underlying shares of Class A Common Stock will be issued in three successive equal annual installments on July 2, 2014, July 2, 2015, and July 2, 2016, respectively. Under the terms of his employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards after the termination of that agreement on the original vesting schedules for each such award.

OPTION EXERCISES AND STOCK VESTED
The following table provides certain summary information concerning the exercise of stock options and the vesting of stock awards with respect to the named executive officers during the 2013 fiscal year. The shares of the Company’s Class A Common Stock underlying certain stock awards that vested on August 31, 2013 were not issued to the named executive officers until October 17, 2013 following the Compensation Committee’s certification of the attainment of the applicable performance goal tied to the Company’s adjusted net income, after tax expense, for the 2013 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gregory W. Cappelli	—	—	112,598	2,093,918
Brian L. Swartz	—	—	27,212	604,400
Sean B.W. Martin	—	—	13,989	304,193
Peter V. Sperling	—	—	7,545	150,323
Terri C. Bishop	—	—	19,328	424,643
Dr. John G. Sperling	—	—	—	—
Joseph L. D’Amico	—	—	39,279	752,696

(1)
Value realized is determined by multiplying (i) the amount by which the market price of the Company’s Class A Common Stock on the date of exercise exceeded the exercise price by (ii) the number of shares of Class A Common Stock for which the options were exercised.

(2)
Value realized is determined by multiplying (i) the closing market price of the Company’s Class A Common Stock on the vesting date by (ii) the number of shares of Class A Common Stock that vested on that date.

PENSION BENEFITS
The following table sets forth for each plan that provides for payments or other benefits in connection with a named executive officer’s retirement, the number of years of service credited to such named executive officer under the plan (if relevant to the benefit formula), the present value of his accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to such named executive officer during the Company’s last completed fiscal year.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dr. John G. Sperling	Deferred Compensation Agreement Dated 12/31/93(1)	not applicable	4,266,764(2)	566,667

(1)
Pursuant to his deferred compensation agreement with the Company dated December 31, 1993, Dr. Sperling began to receive, upon his termination of employment with the Company on December 31, 2012, an annuity for life in the annual amount of $850,000, which represents the amount equal to the highest annual rate of base salary in effect for him in any of the last three calendar years preceding the calendar year in which his employment terminated. This annual annuity for Dr. Sperling’s lifetime is payable in equal monthly installments of $70,833. In addition, under the terms of Dr. Sperling’s deferred compensation agreement, upon Dr. Sperling’s death, his designated beneficiary will be paid $2,550,000, which is an amount equal to three times his annual annuity amount. Such death benefit will be payable in 36 equal monthly installments, with the first such installment due on the first day of the month following the month of Dr. Sperling’s death.

(2)
Based on a lifetime annuity of $850,000 per year, determined as of the close of the 2013 fiscal year. Such value was calculated by taking the present value of Dr. Sperling’s monthly annuity installments for September 2013 through August 2020, using a 10% discount rate.

NON-QUALIFIED DEFERRED COMPENSATION
The following table shows the deferred compensation activity for each named executive officer during the 2013 fiscal year. The column labeled “Executive Contributions in Last FY” indicates the amount of compensation voluntarily deferred by the named executive officer under the Company’s Non-Qualified Deferred Compensation Plan. The column labeled “Registrant Contributions in Last FY” indicates the amount of any Company contribution made on the named executive officer’s behalf under such plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($)(4)
Gregory W. Cappelli	—	—	—	—	—
Brian L. Swartz	4,500	—	1,051	—	8,181
Sean B.W. Martin	4,500	887	612	—	8,665
Peter V. Sperling	358,846	887	21,974	—	425,661
Terri C. Bishop	—	—	—	—	—
Dr. John G. Sperling	—	—	—	—	—
Joseph L. D’Amico	5,250	887	1,703	—	10,933

(1)
Represents the salary deferred by the named executive officer under the Deferred Compensation Plan. These amounts are included in the Salary column of the “Summary Compensation Information” table for the 2013 fiscal year.

(2)
Represents Company contributions made to the Deferred Compensation Plan for the 2013 fiscal year. These amounts are included in the All Other Compensation column of the “Summary Compensation Information” table for the 2013 fiscal year.

(3)
Represents the notional gain for the 2013 fiscal year with respect to the compensation deferred by the named executive officer under the Deferred Compensation Plan. The amount represents the net notional rate of return for the 2013 fiscal year based on the actual market earnings realized by the investment funds selected by the named executive officers from the group of investment funds available to track notional investment returns on the account balances maintained for them under the Deferred Compensation Plan. The primary investment funds selected by the named executive officers for the 2013 fiscal year and the rate of return for each such fund for the period from October 1, 2012 to September 30, 2013 were as follows:

Name of Notional Fund	2013 FY Rate of Return
Goldman Sachs Growth Opportunities A	24.55%
American Funds Europac Gr R4	17.84%
Columbia Small Cap Core Z	32.28%
Loomis Sayles Small Cap Growth Retail	37.05%
American Century One Choice 2050 Inv	15.37%
RidgeWorth Large-Cap Growth Growth Stock C1	17.80%
Oakmark Internat’l I	40.79%
PIMCO Total Return Admin	(0.99)%
Putnam Voyager Fund Class A	28.57%
Northern Mid Cap Index	27.43%
RidgeWorth Mid–Cap Value Equity I	28.49%

(4)
Includes the following amounts reported for the named executive officers in the Salary column of the Summary Compensation Table for the 2012 fiscal year: $2,596 for Mr. Swartz, $2,596 for Mr. Martin, $43,269 for Mr. Sperling, and $3,029 for Mr. D’Amico. No other named executive officer had an outstanding balance under the Deferred Compensation Plan as of the close of the 2012 fiscal year.

Deferred Compensation Plan. During the 2012 fiscal year, the Company implemented the Deferred Compensation Plan in order to provide its executive officers and other key employees with the opportunity to defer up to seventy-five percent (75%) of their salary each year under a non-qualified deferred compensation plan. Additionally, participants in our Executive Officer Performance Incentive Plan are eligible to defer up to seventy-five percent (75%) of their annual bonus under that plan. The Company may also make contributions to the such plan pursuant to one or more formulas pre-established prior to the start of the applicable plan year, including a contribution formula that may compensate each such individual for any Company matching contributions that could not otherwise be made on such individual’s behalf under the Company’s Employee Savings and Investment Plan by reason of the tax law limitations on matching company contributions to tax-qualified retirement plans. The deferred amounts, together with the Company contributions (if any), are credited to an account maintained in the participant’s name on the Company’s books in which the participant is fully vested at all times. The account is credited with notional earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. A total of 24 investment funds are available for selection, and the participant may change his or her investment choices daily. The available investment funds used to track such notional investment return are substantially the same as those offered under the Company’s Employee Savings and Investment Plan. The deferred account balance, including the notional investment return, will be payable in either a lump sum or a series of installments over a period of up to ten years (as pre-designated by the participant) following the participant’s termination of employment with the Company or upon one or more dates specified in advance by the participant. In the event the participant dies prior to receiving his or her entire account balance under the plan, his or her beneficiary will receive a lump-sum distribution of the remaining balance.

AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT
During the 2013 fiscal year, we had employment agreements in effect with the following named executive officers: Dr. John G. Sperling, Joseph L. D’Amico and Gregory W. Cappelli. The principal terms of each of those employment agreements are summarized below.
Dr. John G. Sperling
Employment Agreement: Dr. Sperling retired effective December 31, 2012. There were no termination or severance benefits payable to Dr. Sperling under this employment agreement as a result of his retirement.
Deferred Compensation Agreement: As a result of his retirement, Dr. Sperling will receive monthly payments of $70,833.33 per month under the terms of his deferred compensation agreement. For further information concerning the terms of this deferred compensation agreement, please the section above entitled “Pension Benefits.”
Other Agreements: As Chairman Emeritus, Dr. Sperling is entitled to reimbursement of the reasonable out-of-pocket costs he incurs over his lifetime to obtain continued medical and dental care coverage under the Company’s self-insured employee group health plan, whether pursuant to his COBRA rights or otherwise, but subject to applicable laws and regulations now or hereafter governing such reimbursement arrangements.
Joseph L. D’Amico
On June 5, 2007, the Company entered into an employment agreement with Mr. D’Amico. In May 2010, the Company entered into an amended and restated employment agreement with Mr. D’Amico that extended the term of that agreement to August 31, 2012 and revised his compensation in several respects. The term of the agreement was subsequently extended through August 31, 2013 pursuant to its automatic renewal feature.
As a result of the termination of Mr. D’Amico’s employment, he became eligible to receive cash severance benefits of $2,640,761 under his employment agreement, which is an amount equal to the sum of (i) two times his annual rate of base salary at the time of termination and (ii) two times the average of his actual annual bonuses for the 3 fiscal years immediately preceding the fiscal year of his termination. This amount will, in general, be paid as follows: approximately one half of the amount will paid on the first day of the 7th month following his termination date and the balance will be paid in 12 successive equal semi-monthly increments thereafter. Mr. D’Amico will also be entitled to reimbursement of the health care coverage costs for himself and his eligible dependents under the Company’s group health plans for a period not to exceed 18 months. As a condition of entitlement to receive such severance benefits, Mr. D’Amico was required to deliver a general release to the Company as a condition to his entitlement to such severance benefits.
Under the terms of his cash retention awards of November 2012 and March 2013, Mr. D’Amico also became eligible to receive accelerated vesting and payment of the unvested portions of these awards, which resulted in a lump sum cash payment of $450,000.
Additionally, pursuant to the terms of his employment agreement, Mr. D’Amico is entitled to continued vesting of his existing equity awards on their original vesting schedules. The portion of these awards that are stock options may be exercised until the earlier of (a) the expiration of the 6-year term of the award, or (b) 12 months after the last annual installment of the particular option grant vests. The restricted stock unit and performance share unit portions of the awards will have the shares payable after the installment vesting dates provided for in these awards, subject to any performance-vesting requirements applicable to such awards.
Gregory W. Cappelli
Mr. Cappelli, the Chief Executive Officer, has an employment agreement with the Company which expires August 31, 2014. This agreement will be automatically renewed from year to year, unless either party elects otherwise at least 90 days prior to the start of the next one-year term.
Under the terms of the current agreement, Mr. Cappelli’s base salary was set at the annualized rate of $650,000 from April 1, 2011 to August 31, 2011. For each subsequent fiscal year within the term of the agreement, Mr. Cappelli’s annual base salary will be increased as follows, effective as of the September 1 start date of the applicable fiscal year:

Fiscal Year	Annual Base Salary
September 1, 2011 to August 31, 2012	$700,000
September 1, 2012 to August 31, 2013	$750,000
September 1, 2013 to August 31, 2014	$800,000

Mr. Cappelli waived the scheduled increase in his base salary to $750,000 for the 2013 fiscal year.
For each fiscal year within the term of the extended agreement, Mr. Cappelli’s target bonus will be set at not less than 100% of his rate of base salary for that year, and for the 2013 fiscal year such target bonus was in the amount of $750,000, as if his waiver of the salary increase for that year had not occurred. The actual bonus earned for each such fiscal year will be based on the level at which the applicable performance goals for that year are attained.
If Mr. Cappelli’s employment is terminated by the Company other than for “cause” or “disability” or he resigns for “good reason” (as those terms are defined in Mr. Cappelli’s employment agreement which is filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the year ended August 31, 2013), or if the Company elects not to renew his extended employment agreement, he will be entitled to the following severance benefits, provided he executes and delivers a general release to the Company:

•
a separation payment equal to (A) two times his annual rate of base salary in effect at the time and (B) two times the average of his actual bonuses for the three fiscal years immediately preceding the fiscal year in which such termination of employment occurs, with such payment to be made over the 12-month period measured from the date of his separation from service, subject to any required hold-back under applicable federal tax laws.

•
one year of additional service-vesting credit for each component of the three-year aggregated equity award made to him in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years, the stub-period equity award, and the special retention award.

•
an extended period of twenty-four (24) months following termination to exercise his options that are vested as of his termination date, including the options that vest as a result of the one year of additional service-vesting credit.

•	a lump sum payment to cover 18 months of estimated COBRA coverage costs.
In the event Mr. Cappelli’s employment terminates due to death or disability, he or his estate will be paid his target bonus, pro-rated for his actual period of employment with the Company during the year in which his employment terminates. In addition, he will be entitled to the 12-month service-vesting credit with respect to each of his unvested stock options, restricted stock units or other equity awards. However, should any such unvested equity awards also have a performance-vesting condition at the time of his death or disability, then upon the attainment of the applicable performance goals, the applicable service-vesting credit will be applied toward the satisfaction of any service-vesting requirement that was not otherwise satisfied at that time.
If Mr. Cappelli provides notice to the Company at least six (6) months before the August 31, 2014 expiration date of the initial term of his extended contract that he intends to resign on that date, then upon the effective date of such resignation, he will receive a partial service-vesting credit with respect to each of his April and July 2011 equity awards that is otherwise unvested at the time. Such vesting credit will be applied as if the service-vesting condition for the annual installment of each such award in which his August 31, 2014 resignation date occurs were in the form of twelve (12) successive equal monthly installments of continued service and will be in the amount necessary to bring his service vesting within that installment period to a total of 6 months. However, in no event will any such service-vesting credit result in the vesting in whole or in part of any equity award with performance-vesting conditions if those conditions are not in fact satisfied.
For the one-year period following termination of employment, Mr. Cappelli will be subject to certain non-compete and non-solicitation covenants.
Executive Severance Pay Plan
On June 24, 2010, the Company implemented the Senior Executive Severance Pay Plan (“Severance Plan”) pursuant to which the Company’s executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment with the Company is involuntarily terminated other than for cause. The Severance Plan was amended in July 2012, October 2012, and July 2013 to extend severance benefits to employees at Grade Level 17 and to allow an enhanced level of severance benefits for all participants during limited window periods in which involuntary terminations might occur. The severance benefits to which the named executive officers may become entitled under the terms of the amended Severance Plan upon an involuntary termination of employment other than for cause may be summarized as follows:

(i)	separation pay in the form of salary continuation payments ranging from eighteen (18) months to twenty-four (24) months;

(ii)	100% of the average of the named executive officer’s annual bonuses earned for the three (3) fiscal years preceding the fiscal year of his or her termination;

(iii)	a lump sum payment of estimated COBRA health care coverage costs for a period coterminous with their salary continuation period;

(iv)
limited pro-rata vesting of equity awards made on or after June 24, 2010, with such pro-rata vesting to be applied as if the annual vesting installment for the twelve (12)-month measurement period in which such termination occurs had vested in twelve successive equal monthly installments, but subject to the attainment of any applicable performance goals; and

(v)	outplacement assistance for up to six (6) months.

The Severance Plan as amended also allows an enhanced level of severance benefits, including longer salary continuation periods, additional vesting in outstanding restricted stock unit awards, and a pro-rata bonus payment for the year of termination, in the event of involuntary terminations during designated window periods.
Each of the named executive officers is/was eligible to participate in the plan at the Grade Level indicated:

Name	Grade Level	Salary Continuation Period
Gregory W. Cappelli	22	24
Brian L. Swartz	20	18
Sean B.W. Martin	20	18
Peter V. Sperling	22	24
Terri C. Bishop	21	18
Dr. John G. Sperling	22	24
Joseph L. D’Amico	21	18
However, to the extent a named executive officer or other covered individual is entitled to severance benefits or other post-employment salary/bonus continuation payments under an employment agreement or other severance or termination arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits under the Severance Plan will be offset by the severance benefits or salary/bonus continuation payments payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Mr. Cappelli has employment or other agreements with the Company that provide severance benefits or salary/bonus continuation payments in the event his employment is terminated under certain circumstances, and those amounts will be applied as a direct offset to their potential benefits under the Senior Executive Severance Pay Plan.
The receipt of severance benefits under the Severance Plan will be conditioned upon the named executive officer’s delivery of an effective and enforceable general release of all claims against the Company and its affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.
Equity Awards
Pursuant to the terms of the Company’s 2000 Stock Incentive Plan, each outstanding award under such plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding Class A Common Stock.
November 2012 Cash Retention Award
The cash retention awards made in November 2012 to the named executive officers, other than Dr. Sperling and Mr. Cappelli, will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding Class A Common Stock.
Quantification of Benefits
The charts below indicate the potential payments to which each of the named executive officers would be entitled pursuant to the employment agreements or Severance Plan provisions described above or under the vesting acceleration provisions of the 2000 Stock Incentive Plan, both in connection with and not in connection with a change in control, and based upon the following assumptions:

(i)
the named executive officer’s employment terminated on August 31, 2013 under circumstances entitling such officer to severance benefits under his employment agreement or the Severance Plan, as applicable;

(ii)	as to any severance benefits tied to the named executive officer’s annual rate of base salary, such rate is assumed to be such officer’s annual rate of base salary in effect as of August 31, 2013;

(iii)
as to any benefits tied to a change in control, the change in control is assumed to have occurred on August 31, 2013 and the change in control consideration paid per share of outstanding Class A Common Stock is assumed to be equal to the closing selling price of such common stock on August 31, 2013, which was $18.57 per share;

(iv)
for Mr. Cappelli, the cash severance calculation consists of a salary continuation amount equal to two times annual base salary and two times the average of their actual bonuses for the three fiscal years of employment preceding the 2013 fiscal year in which his employment is assumed to terminate;

(v)
for Mr. Sperling, the cash severance calculation consists of a salary continuation amount equal to twenty-four (24) months’ base salary and one times the average of his actual bonuses for the three fiscal years of employment preceding the 2013 fiscal year in which his employment is assumed to terminate;

(vi)
for Messrs. Swartz and Martin and for Ms. Bishop, the cash severance calculation consists of a salary continuation amount equal to eighteen (18) months’ annual base salary and one times the average of their actual bonuses for the three fiscal years preceding the 2013 fiscal year in which their employment is assumed to terminate.

Potential Payments Upon Termination in Connection with a Change in Control

Executive(1)	Cash Severance ($)(2)	Cash Retention Awards ($)(3)(4)	Accelerated Vesting of Equity Awards ($)(5)	COBRA Payment & Outplacement Services ($)(6)	Intrinsic Value of Outstanding Vested Awards ($)(7)	Total Payment ($)
Gregory W. Cappelli	3,394,414	—	5,603,990(8)	54,370	—	9,052,774
Brian L. Swartz	1,143,572	1,000,000	2,370,293	29,966	—	4,543,831
Sean B.W. Martin	1,142,280	1,250,000	2,109,199	42,291	—	4,543,770
Peter V. Sperling	1,551,517	—	870,506	54,918	—	2,476,941
Terri C. Bishop	1,060,394	250,000	1,082,018	22,717	—	2,415,129

(1)
Because Dr. Sperling’s and Mr. D’Amico’s employment terminated at or before the end of fiscal year 2013 and there was no change in control prior to their respective termination dates, they are not included in this chart.

(2)
The cash severance amount in the above table will be payable in a series of successive equal monthly installments over the following periods: 24 months for Mr. Sperling, 18 months for Messrs. Swartz and Martin and for Ms. Bishop, and 12 months for Mr. Cappelli, subject to any required hold-back of one or more such monthly installments under applicable tax laws.

(3)
Includes the following November 2012 cash retention award amounts that are payable in a lump sum, as a result of a change in control. The payment will be made as soon as administratively practicable after the effective date of a change in control, but in no event later than the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that change in control.

Executive	November 2012 Cash Retention Awards ($)
Brian L. Swartz	250,000
Sean B.W. Martin	250,000
Terri C. Bishop	250,000

(4)
Includes the following March 2013 cash retention award amounts that are payable in a lump sum within 60 days following involuntary termination of employment, conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against us.

Executive	March 2013 Cash Retention Awards ($)
Brian L. Swartz	750,000
Sean B.W. Martin	1,000,000

(5)
Represents the intrinsic value of each stock option, restricted stock unit or performance share unit which vests on an accelerated basis upon the change in control. For stock options, the amount is calculated by multiplying the aggregate number of options which vest on such an accelerated basis under such award by the amount by which the $18.57 closing selling price of the Class A Common Stock on August 31, 2013 exceeds any exercise price payable per vested option. For restricted stock units and performance share units, the amount is calculated by multiplying the aggregate number of shares which vest on such an accelerated basis under such award by $18.57, the closing selling price of the Class A Common Stock on August 31, 2013. Additionally, the outstanding performance share unit awards, whether tied to the performance of the Company or Apollo Global, are deemed to convert at 100% based on an assumed attainment of the applicable performance goal at either target or the 100% minimum level.

(6)	Includes six months of outplacement services valued at $4,410 for each named executive officer listed above.

(7)
Based on the spread between the $18.57 closing selling price of the Company’s Class A Common Stock on August 31, 2013 and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(8)
Mr. Cappelli’s April 13, 2011 and July 6, 2011 option grant for 235,000 and 772 shares, respectively, will remain outstanding for an extended period should his employment terminate under certain circumstances.

Potential Payments Solely Upon Change in Control
Upon certain changes in control or ownership of the Company, the outstanding equity awards of each named executive officer will vest in full on an accelerated basis, yielding the same accelerated vesting dollar amounts for those awards indicated in the Accelerated Vesting of Equity Awards column of the above table for a change in control event effected on August 31, 2013, whether or not the executive officer's employment was in fact terminated at that time.
Potential Payments Upon Termination Not in Connection with a Change in Control

Executive	Cash Severance ($)(1)	Cash Retention Awards ($)(2)	Accelerated Vesting of Equity Awards ($)(3)(4)	COBRA Payments & Outplacement Services ($)(5)	Intrinsic Value of Outstanding Vested Awards ($)(6)	Total Payment ($)
Gregory W. Cappelli	3,394,414	—	4,555,290	54,370	—	8,000,074
Brian L. Swartz	1,143,572	1,000,000	428,150	29,966	—	2,601,688
Sean B.W. Martin	1,142,280	1,250,000	233,305	42,291	—	2,667,876
Peter V. Sperling	1,551,517	—	43,974	54,918	—	1,650,409
Terri C. Bishop	1,060,394	250,000	169,735	22,717	—	1,502,846
Dr. John G. Sperling	—	—	—	39,219(7)	—	39,219
Joseph L. D’Amico	2,640,761	450,000	2,638,426	5,613	—	5,734,800

(1)
The cash severance amount in the above table will be payable in a series of successive equal monthly installments over the following periods: 24 months for Mr. Sperling, 18 months for Messrs. Swartz and Martin and Ms. Bishop, and 12 months for Mr. Cappelli, subject to any required hold-back of one or more such monthly installments under applicable tax laws.

(2)
The cash retention awards amount in the above table will be payable in a lump sum within 60 days following involuntary termination of employment, conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against us.

(3)
For Messrs. Cappelli, and D’Amico, the amounts represent the intrinsic value of each stock option or other equity award which vests in whole or in part on an accelerated basis in connection with an involuntary termination of employment (other than for cause) or resignation for good reason and is calculated by multiplying (i) the aggregate number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $18.57 closing selling price of the Class A Common Stock on August 31, 2013 exceeds any exercise price payable per vested share. For each of Mr. Cappelli’s April 2011, July 2011 and March 2012 equity awards, the vesting acceleration calculation takes into account the 12-month service-vesting credit to which he would be entitled upon such termination of employment and assumes that the conversion rate for each performance share unit award will be at 100%. For each of Mr. D’Amico’s July 6, 2010, July 6, 2011 and July 2, 2012 equity awards, the continued vesting that would otherwise occur during the period following his termination of employment is included in the above table as if the vesting of those equity awards occurred on an accelerated basis at the time of his termination of employment, since no further service would actually be required for the continued vesting period. In addition, for Mr. D’Amico’s July 2010, July 2011, October 2011 and July 2012 performance share unit awards, it is assumed that each such award will convert at 100% based on an assumed attainment of the applicable performance goal at either target or the 100% minimum level.

(4)
For Messrs. Swartz, Martin and Sperling and Ms. Bishop, represents the intrinsic value of the limited portion of each stock option or other equity award granted after June 23, 2010 which vests on an accelerated basis under the Senior Executive Severance Pay Plan in connection with an involuntary termination of employment (other than for cause) and is calculated by multiplying (i) the limited number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $18.57 closing selling price of the Class A Common Stock on August 31, 2013 exceeds any exercise price payable per vested share.

(5)	Includes six months of outplacement services valued at $4,410 for each named executive officer listed above.

(6)
Based on the spread between the $18.57 closing selling price of the Company’s Class A Common Stock on August 31, 2013, and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(7)
Represents the value of the Company’s reimbursement of the reasonable out-of-pocket costs he incurs over his lifetime to obtain continued medical and dental care coverage under the Company’s self-insured employee group health plan. Such value was calculated by taking the present value of his monthly COBRA payments for September 2013 through August 2020, using a 10% discount rate.

Potential Payments Upon Death or Disability
Mr. Cappelli would receive accelerated vesting of his January 18, 2011 retention award should his employment cease by reason of death. The intrinsic value of such accelerated vesting had his employment so terminated on August 31, 2013 would be $35,747.
Mr. Cappelli would also be entitled to 12-months of service-vesting credit with respect to each of his April 2011, July 2011 and March 2012 equity awards should his employment cease by reason of death or disability. The intrinsic value of each such option or other equity award (exclusive of the intrinsic value set forth above for his January 2011 retention award) which would have vested on such a basis had the termination of Mr. Cappelli’s employment occurred on August 31, 2013 by reason of his death or disability would be $4,555,290, assuming all applicable performance-vesting conditions were met at either target or the 100% minimum level.
The Executive Officer Annual Incentive Plan, pursuant to which performance-based cash bonuses are paid to executive officers, provided for a pro-rated bonus to be paid to the executive in the event of disability or to his or her estate in the case of death during the year, based on actual performance goal attainment achieved for that year. For more details on the Executive Officer Annual Performance Incentive Plan, see discussion above in the “Grants of Plan-Based Awards” table. Under the terms of his employment agreement, Mr. Cappelli would receive a pro-rated bonus for the portion of the fiscal year preceding his death or disability, based on his target bonus rather than actual performance goal attainment achieved.

DIRECTOR COMPENSATION
The following table sets forth certain information regarding the compensation of each individual who served as a member of our Board of Directors during the 2013 fiscal year for services rendered in such capacity during that year. Board members who are also employees of the Company but who do not receive any additional compensation for their Board service are not included in the table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Matthew Carter, Jr.	59,583	343,351	19,999	422,933
Richard H. Dozer	93,000	210,008	—	303,008
Dr. Roy A. Herberger, Jr.	160,250	210,008	—	370,258
Dr. Ann Kirschner	94,750	210,008	—	304,758
Robert S. Murley	148,056	210,008	—	358,064
K. Sue Redman*	44,959	—	—	44,959
Manuel F. Rivelo	109,250	210,008	—	319,258
Darby E. Shupp	65,000	210,008	—	275,008(4)
Margaret Spellings*	91,750	—	—	91,750
Allen R. Weiss	86,000	210,008	—	296,008
George A. Zimmer*	44,459	—	—	44,459

*
Ms. Redman ceased Board service on January 8, 2013 when she decided not to stand for re-election at the January 8, 2013 meeting of the Company’s Class B shareholders. Ms. Spellings resigned from the Board effective August 31, 2013. Mr. Zimmer resigned from the Board effective March 21, 2013.

(1)
The amounts set forth in this column represent fees earned by each Board member during fiscal year 2013 for service in such capacity and as a member of one or more Board committees, regardless of whether the fees were actually paid during the fiscal year. The aggregate amount reported for each Board member is comprised of the following categories of payments, and no other cash compensation was paid to those Board members for the 2013 fiscal year.

Name	Annual Retainer ($)	Committee Meeting Fees ($)	Committee Chairperson - Additional Retainer ($)	Total ($)
Matthew Carter, Jr.	46,583	13,000	—	59,583
Richard H. Dozer	65,000	28,000	—	93,000
Dr. Roy A. Herberger, Jr.	65,000	31,250	64,000	160,250
Dr. Ann Kirschner	65,000	29,750	—	94,750
Robert S. Murley	65,000	36,500	46,556	148,056
K. Sue Redman	23,292	14,500	7,167	44,959
Manuel F. Rivelo	65,000	44,250	—	109,250
Darby E. Shupp	65,000	—	—	65,000
Margaret Spellings	65,000	26,750	—	91,750
Allen R. Weiss	65,000	21,000	—	86,000
George A. Zimmer	36,209	8,250	—	44,459

(2)
Represents the grant-date fair value of each restricted stock unit award made to the non-employee Board member during the 2013 fiscal year. The grant-date fair value of each such award was determined in accordance with ASC 718, and accordingly calculated by multiplying the number of shares of the Class A Common Stock underlying the restricted stock unit award by the closing price per share of such common stock on the award date, without any adjustment to estimated forfeitures related to service-based vesting conditions. The table below shows for each non-employee Board member (i) the award date of his or her restricted stock units during the 2013 fiscal year, (ii) the ASC 718 grant-date fair value of each such award and (iii) the aggregate number of shares of the Company’s Class A Common Stock underlying the outstanding restricted stock unit awards held by that individual as of August 31, 2013. See “Director Equity Compensation” below for a description of the terms of the restricted stock units awarded to our non-employee Board members during fiscal year 2013.

Name	Award Date	ASC 718 Grant-Date Fair Value ($)	Number of Shares of Class A Common Stock Subject to All Outstanding Restricted Stock Units Held as of August 31, 2013 (#)
Matthew Carter, Jr.	December 13, 2012	133,343	—
Matthew Carter, Jr.	August 13, 2013	210,008	10,469
Richard H. Dozer	August 13, 2013	210,008	10,469
Dr. Roy A. Herberger, Jr.	August 13, 2013	210,008	10,469
Dr. Ann Kirschner	August 13, 2013	210,008	10,469
Robert S. Murley	August 13, 2013	210,008	10,469
Manuel F. Rivelo	August 13, 2013	210,008	10,469
Darby E. Shupp	August 13, 2013	210,008	10,469
Allen R. Weiss	August 13, 2013	210,008	10,469

(3)
Represents the grant-date fair value of each stock option grant made to the non-employee Board member during the 2013 fiscal year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the ASC 718 grant-date fair value of each option grant are set forth in Notes 2 and 16 to the Company’s consolidated financial statements for the fiscal year ended August 31, 2013 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2013. The following table shows for each named individual (i) the grant date of each option granted to him or her during the 2013 fiscal year, (ii) the grant-date fair value of such option, as calculated in accordance with ASC 718, and (iii) the aggregate number of shares of the Company’s Class A Common Stock subject to all outstanding options held by that individual as of August 31, 2013. See “Director Equity Compensation” below for a description of the number and terms of the options granted to our non-employee Board members during fiscal year 2013.

Name	Option Grant Date	ASC 718 Grant-Date Fair Value ($)	Number of Shares of Class A Common Stock Subject to All Outstanding Options Held as of August 31, 2013 (#)
Matthew Carter, Jr.	December 13, 2012	19,999	2,847
Richard H. Dozer	—	—	6,122
Dr. Roy A. Herberger, Jr.	—	—	38,519
Dr. Ann Kirschner	—	—	35,519
Robert S. Murley	—	—	8,018
Manuel F. Rivelo	—	—	25,519
Darby E. Shupp	—	—	12,242
Allen R. Weiss	—	—	5,425

(4)
Ms. Shupp is provided office space and related services by the Company in connection with her services as an executive employee of one of Dr. Sperling’s companies. The Company does not believe that any incremental costs have been incurred in connection with those items and accordingly, no compensation has been attributed to Ms. Shupp for those items.

Cash Retainer/Meeting Fees
Dr. Sperling, Mr. Cappelli, Peter Sperling and Ms. Bishop, executive officers of the Company, did not receive any additional compensation for their service on the Board of Directors during the 2013 fiscal year.
Retainer Fees. For the 2013 fiscal year, our non-employee Board members received a $65,000 annual retainer or a pro-rated amount for a partial year of service. In addition, for the 2013 fiscal year, the Audit Committee Chair received a $20,000 retainer, the Compensation Committee Chair received an $18,000 retainer, the Nominating and Governance Committee Chair received a $16,000 retainer, the Lead Independent Director received a $30,000 retainer, the Special Litigation Committee Chair received a $20,000 retainer and the Finance Committee Chair received a $16,000 retainer. Such retainer fees are paid quarterly.
Meeting Fees. Non-employee Board members did not receive any fees for Board meetings attended. Members of the Audit Committee and the Special Litigation Committee received $2,000 for each committee meeting attended. The independent directors also received $2,000 for each meeting of independent directors attended. Members of the Compensation Committee, Nominating and Governance Committee and Finance Committee received $1,500 for each committee meeting attended, including working group meetings. The meeting fee for each of the various Board Committees is reduced by 50% if the duration of the meeting is less than one hour.
Expenses. Non-employee Board members are also reimbursed for out-of-pocket expenses.
Director Equity Compensation
Equity Compensation for Fiscal Year 2013. For fiscal year 2013 Board service, each of the following non-employee Board members were granted options in the value of $30,000, calculated in accordance with the Black-Scholes option-pricing formula, as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Accordingly, each of the following non-employee Board members was granted an option on July 2, 2012 to purchase 2,638 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan: Richard H. Dozer, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, Robert S. Murley, K. Sue Redman, Manuel F. Rivelo, Darby E. Shupp, Margaret Spellings, Allen R. Weiss and George A. Zimmer. Each option has an exercise price of $36.34 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of six years, subject to earlier termination following the cessation of Board service. Each option vested upon the optionee’s continuation in Board service through August 31, 2013, except Ms. Redman’s option which vested upon her continuation in Board service through the sixth month anniversary of the July 2, 2012 grant date. In addition, on July 2, 2012 each of the foregoing non-employee Board members received an award of restricted stock units covering 5,504 shares of the Company’s Class A Common Stock, with a value of $200,000 per award, based on the closing selling price per share of such common stock as of the July 2, 2012 grant date. Each restricted stock unit entitled the Board member to one share of the Company’s Class A Common Stock on the vesting date of that unit, unless the issuance of such vested share was subject to a deferral election. The restricted stock units vested upon the director’s continuation in the Board service through August 31, 2013, except Ms. Redman’s restricted stock units which vested upon her continuation in Board service through the sixth month anniversary of the July 2, 2012 award date.
On December 13, 2012, in connection with his appointment to the Board, Mr. Carter received a pro-rata equity award for fiscal year 2013 Board service. Such equity award was comprised of an option grant for 2,847 shares of the Company’s Class A Common Stock with an exercise price of $21.40 per share and a restricted stock unit award covering 6,231 shares of the Company’s Class A Common Stock. Both components of such equity award vested upon Mr. Carter’s continuation in Board service through August 31, 2013.
Equity Compensation for Fiscal Year 2014. For fiscal year 2014 Board service, none of the non-employee Board members were granted options. On August 13, 2013 each of the following non-employee Board members received an award of restricted stock units covering 10,469 shares of the Company’s Class A Common Stock, with a value of $210,000 per award, based on the closing selling price per share of such common stock as of the August 13, 2013 grant date: Matthew Carter, Jr., Richard H. Dozer, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, Robert S. Murley, Manual F. Rivelo, Darby E. Shupp, and Allen R. Weiss. Each restricted stock unit will entitle the Board member to one share of the Company’s Class A Common Stock on the vesting date of that unit, unless the issuance of such vested share is subject to a deferral election. The restricted stock units will vest upon the director’s continuation in the Board service through August 31, 2014.
Deferral Election Program for Non-Employee Board Members
Effective with the 2010 calendar year, the Company has implemented a deferral election program for the non-employee Board members. Pursuant to that program, each non-employee Board member may elect to defer up to 100% of the annual retainer fees payable for service on the Board or any Board committee. The deferral election must be made prior to the start of the calendar year for which the retainer fees subject to the election are to be earned. During the deferral period, the deferred fees will be credited with an investment return based on the investment funds the non-employee Board member selects to measure that return. The available investment funds are substantially the same as those offered under the Company’s broad-based employee 401(k) savings plan, and the non-employee Board member may change investment selections on a daily basis. The fees deferred for each calendar year, together with the credited investment return, will be paid either in a lump sum or in a series of up to 10 annual installments (as specified by the non-employee Board member in his or her deferral election for that year) following his or her cessation of Board service.
Effective with the 2010 calendar year, each non-employee Board member may also file a deferral election with respect to the shares of the Company’s Class A Common Stock that vest and become issuable under any restricted stock unit awards made to him or her while the program is in effect. The election must be made prior to the start of the calendar year in which the restricted stock units subject to that election are awarded. The non-employee Board member may elect to defer up to 100% of the shares subject to the restricted stock unit award or a designated dollar amount of those shares in any multiple of $1,000. The deferred shares of the Company’s Class A Common Stock will be issued either in a lump sum or in a series of up to 10 equal annual installments (as specified by the non-employee Board member in his or her deferral election for that restricted stock unit award) following his or her cessation of Board service.
In the event of the non-employee Board member’s death, his or her deferred fees and deferred shares under the program will be distributed in a lump sum to his or her designated beneficiary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has the sole authority to retain or dismiss our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its fiscal year ending August 31, 2013. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm. The Board of Directors, following the Audit Committee’s determination, has unanimously recommended that the holders of Class B Common Stock vote for ratification of such appointment.
Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Class A Shareholders, will have the opportunity to make a statement, and will be available to respond to questions.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves, directly and through delegated authority to the chair of the Audit Committee, all engagements of Deloitte & Touche LLP to provide services to the Company and its subsidiaries. During fiscal year 2013, no non-audit services were provided without pre-approval under the de minimis provisions of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended and paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
Independence Assessment by Audit Committee
The Company’s Audit Committee considered and determined that the provision of the services provided by Deloitte & Touche LLP as set forth herein is compatible with maintaining Deloitte & Touche LLP’s independence and approved all non-audit related fees and services.
Fees of the Independent Registered Public Accounting Firm
The following is a summary of the fees billed to us by Deloitte & Touche LLP and Deloitte Tax LLP for professional services rendered for the fiscal years ended August 31, 2013 and 2012:

Fee Category	Fiscal Year 2013	Fiscal Year 2012
Audit Fees
SEC filings and subsidiary stand-alone financial statements	$2,072,000	$1,742,000
Compliance and regulatory audits	347,000	905,000
Tax Fees	223,000	364,000
All Other Fees	76,000	115,000
Total Fees	$2,718,000	$3,126,000
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated and subsidiary annual financial statements, stand-alone financial statements and internal controls over financial reporting, review of interim consolidated financial statements, and services performed in connection with statutory and regulatory filings.
Tax Fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.
All Other Fees consist of fees billed for professional services for review of our eXtensible Business Reporting Language filing for our 2013 Annual Report on Form 10-K, and continuing professional education training.

BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Education Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee’s Charter adopted by the Board and last amended October 23, 2009. The Charter is available on the Company’s website at http://www.apollo.edu/investor-relations/governance.
The Committee is composed of five directors, all of whom meet the standards of independence adopted by the Securities and Exchange Commission. The Committee appoints the Company’s independent registered public accounting firm. The Committee approves in advance all services to be performed by Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. The Committee has reviewed and discussed the Company’s 2013 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended August 31, 2013 with management and with representatives of Deloitte.
The Committee has also discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. The Committee has received from Deloitte the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence, and has discussed with Deloitte its independence.
The Committee has considered whether the provision to the Company by Deloitte of limited non-audit services is compatible with maintaining the independence of Deloitte. The Committee has satisfied itself as to the independence of Deloitte.
Based on the above review and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2013.
Submitted by:
Robert S. Murley, Chairperson
Matthew Carter, Jr.
Richard H. Dozer
Manuel F. Rivelo
Allen R. Weiss

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of October 31, 2013, by each person known to us to own more than 5% of our Class B Common Stock, each director, each named executive officer and all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.

	Apollo Education Group Class A Common Stock			Apollo Education Group Class B Common Stock
Beneficial Owner	Number of Shares Owned		Percent of Class Owned	Number of Shares Owned		Percent of Class Owned
Directors and Officers:
Dr. John G. Sperling	10,138,330	(1)	9.0%	243,081	(17)	51.2%
Peter V. Sperling	4,340,399	(2)	3.8%	232,068	(18)	48.8%
Gregory W. Cappelli	453,218	(3)	*
Joseph L. D’Amico	269,904	(4)	*
Brian L. Swartz	120,763	(5)	*
Terri C. Bishop	118,956	(6)	*
Sean B.W. Martin	70,552	(7)	*
Dr. Roy A. Herberger, Jr.	52,835	(8)	*
Dr. Ann Kirschner	41,688	(9)	*
Manuel F. Rivelo	35,439	(10)	*
Darby E. Shupp	20,909	(11)	*
Robert S. Murley	16,893	(12)	*
Richard H. Dozer	13,754	(13)	*
Allen R. Weiss	12,501	(14)	*
Matthew Carter, Jr.	9,078	(15)	*
All Executive Officers and Directors (20 persons)	15,092,923	(16)	13.2%
Total Shares Outstanding	113,004,341		100.0%	475,149		100.0%
*    Represents beneficial ownership of less than 1%.

(1)
Includes (a) 800,000 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Mr. Sperling); (b) 1,181,036 shares held by The Aurora Foundation, for which Dr. Sperling is the trustee; (c) 7,871,286 shares held by the John Sperling Revocable Trust, for which Dr. Sperling is the trustee; (d) 243,080 shares that the John Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Dr. Sperling is the sole trustee; and (e) one share that Dr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares currently directly and indirectly owned by Dr. Sperling, 2,169,691 shares are pledged as security for various obligations of Dr. Sperling.

(2)
Includes (a) 800,000 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Dr. Sperling); (b) 551,156 shares held by the Peter V. Sperling Revocable Trust, for which Mr. Sperling is the trustee; (c) 124,167 shares that Mr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (d) 232,067 shares that the Peter Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Mr. Sperling is the trustee; and (e) one share that Mr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares currently directly and indirectly owned by Mr. Sperling, 2,749,431 shares are pledged as security for various obligations of Mr. Sperling.

(3)	Includes 237,887 shares that Mr. Cappelli has the right to acquire within 60 days of the date of the table set forth above.

(4)	Includes 141,743 shares that Mr. D’Amico has the right to acquire within 60 days of the date of the table set forth above.

(5)	Includes 70,179 shares that Mr. Swartz has the right to acquire within 60 days of the date of the table set forth above.

(6)	Includes 96,661 shares that Ms. Bishop has the right to acquire within 60 days of the date of the table set forth above.

(7)	Includes 48,295 shares that Mr. Martin has the right to acquire within 60 days of the date of the table set forth above.

(8)	Includes 45,258 shares that Dr. Herberger has the right to acquire within 60 days of the date of the table set forth above.

(9)	Includes (a) 5 shares held jointly in a custodial account with another person and (b) 37,406 shares that Dr. Kirschner has the right to acquire within 60 days of the date of the table set forth above.

(10)	Includes 27,021 shares that Mr. Rivelo has the right to acquire within 60 days of the date of the table set forth above.

(11)	Includes 12,242 shares that Ms. Shupp has the right to acquire within 60 days of the date of the table set forth above.

(12)	Includes 8,018 shares that Mr. Murley has the right to acquire within 60 days of the date of the table set forth above.

(13)	Includes 6,122 shares that Mr. Dozer has the right to acquire within 60 days of the date of the table set forth above.

(14)	Includes 5,425 shares that Mr. Weiss has the right to acquire within 60 days of the date of the table set forth above.

(15)	Includes 2,847 shares that Mr. Carter has the right to acquire within 60 days of the date of the table set forth above.

(16)
Includes 1,008,433 shares that all Directors and Executive Officers as a group have the right to acquire within 60 days of the date of the table set forth above. The 800,000 shares of Class A Common Stock that are deemed to be beneficially owned by both Dr. Sperling and Mr. Sperling, and that are included in the total beneficial ownership of Class A Common Stock reported for each of them, are only counted once in the total number of shares of Class A Common Stock reported as beneficially owned by the Executive Officers and Directors.

(17)	Includes 243,080 shares held by the revocable John Sperling Voting Stock Trust.

(18)	Includes 232,067 shares held by the revocable Peter Sperling Voting Stock Trust.
The address of each of the listed shareholders, unless noted otherwise, is in care of Apollo Education Group, Inc., 4025 South Riverpoint Parkway, Phoenix, Arizona 85040. The number of shares beneficially owned by each entity, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an entity or person is deemed a “beneficial owner” of a security if it, he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. An entity or person is also deemed to be a beneficial owner of any securities for which that entity or person has the right to acquire beneficial ownership within 60 days of October 31, 2013.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, for each of our equity compensation plans, the number of shares of Class A Common Stock subject to outstanding awards as of August 31, 2013 and the number of such shares available for future awards as of that date. The table does not include information with respect to shares of Class A Common Stock subject to outstanding options, stock appreciation rights or other equity awards granted under equity compensation plans or agreements that the Company assumed in connection with its acquisitions of the companies that originally granted those options, stock appreciation rights or awards. Those awards are not included as part of the Company’s existing equity compensation plans because we did not originally grant those particular awards and no additional options, stock appreciation rights or other equity awards may be granted by the Company under those assumed plans. However, Footnote 6 to the table sets forth the total number of shares of Class A Common Stock subject to those assumed options, stock appreciation rights or other awards as of August 31, 2013, and the weighted average exercise price of such assumed options and stock appreciation rights.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders (1)	9,259,033	(2)	46.59	(3)	10,246,805	(4)(5)
Equity compensation plans not approved by shareholders (6)	N/A		N/A		N/A
Total	9,259,033		$46.59		10,246,805

(1)
Consists of the Apollo Group, Inc. Second Amended and Restated Director Stock Plan (“Director Stock Plan”), the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan (“2000 Incentive Plan”) and the Apollo Group, Inc. Third Amended and Restated 1994 Employee Stock Purchase Plan (“Purchase Plan”).

(2)
Includes 3,964,675 shares of Class A Common Stock subject to outstanding restricted stock units and 1,207,046 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will entitle each holder to the issuance of one or more shares of Class A Common Stock for each unit that vest over the holder’s period of continued employment with the Company. Excludes outstanding purchase rights under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase shares of Class A Common Stock at quarterly intervals, up to a maximum of $25,000 worth of stock each calendar year. The purchase price payable per share will be equal to 95% of the fair market value on the quarterly purchase date.

(3)
Excludes the 3,964,675 shares of Class A Common Stock subject to outstanding restricted stock units and 1,207,046 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)
Includes shares of Class A Common Stock available for future issuance under the 2000 Incentive Plan and the Purchase Plan. As of August 31, 2013, 6,163,300 shares of Class A Common Stock were available for issuance under the 2000 Incentive Plan. Under such plan, the Company may grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, performance awards and other stock-based awards to officers, key employees, consultants and non-employee Board members. As of August 31, 2013, 4,083,505 shares of Class A Common Stock were available for issuance under the Purchase Plan.

(5)
The Director Stock Plan provided the non-employee Board members with annual option grants to purchase shares of Class A Common Stock. The grants occurred on September 1 of each year through 2003. No further options may be granted under that plan.

(6)
The table does not include information with respect to equity compensation plans or agreements that the Company assumed in connection with its acquisitions of the companies that originally established those plans or agreements because no additional options, stock appreciation rights or other equity awards may be granted under those assumed plans or agreements. As of August 31, 2013, 36,175 shares of Class A Common Stock were subject to outstanding options and stock appreciation rights under those assumed plans and agreements. The weighted average exercise price of those outstanding options and stock appreciation rights is $86.42 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership. Directors, executive officers and greater than 10% beneficial owners of our Class A Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no forms were required, we are aware of the following late filings: (i) a late Form 4 report was filed on December 26, 2012 with respect to the April 26, 2011 sale of 200 shares by Mr. Manuel F. Rivelo’s spouse as to which shares Mr. Rivelo disclaims beneficial ownership in accordance with statements made in his prior Form 4 reports which included those shares in his period-end holdings; and (ii) a late Form 4 report was filed by Peter Sperling on November 7, 2013 with respect to the October 28, 2013 sale of 100,000 shares by the John Sperling 1994 Irrevocable Trust dated April 27, 1994, of which Peter Sperling is a co-trustee and beneficiary. We are not aware of any other failure by our directors, officers and beneficial owners of greater than 10% of our Class A Common Stock to file on a timely basis reports required by Section 16(a) during the fiscal year ended August 31, 2013.